UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☒ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

REIT AMERICAS, INC.

(Name of Registrant as Specified in Its Charter)
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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REIT AMERICAS, INC.

2960 N. Swan Road, Suite 300
Tucson, AZ 85712
______________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 20, 2007
______________________________

To Our Stockholders:

Notice is hereby given that the annual meeting of stockholders of REIT Americas, Inc. (the “Company”) will be held at the offices of Blank Rome, LLP, located at 1200 North Federal Highway, Boca Raton, Florida  33432 on August 20, 2007, at 4:30 p.m. EDT, for the following purposes:

1.    the election of 6 directors for terms of 1 year as set forth in the accompanying proxy statement;

2.    to approve the Reincorporation of the Company into the State of Delaware through a merger with a newly formed, wholly-owned Delaware subsidiary and the terms of the definitive agreements related thereto;

3.    to approve a 23.06062-to-1 reverse stock split (the “Reverse Stock Split”) of our outstanding common stock, as a result of which we will have no more than 300,000 shares of common stock issued and outstanding, excluding up to 500 shares which may be issued in connection with rounding up fractional shares and up to 30,000 shares which may be issued in connection with rounding up non-round lots resulting from the Reverse Stock Split;

4.    to act upon such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Our Board of Directors is not aware of any other business to come before the annual meeting.

Stockholders of record as of the close of business on July 5, 2007 are entitled to notice of and to vote their shares by proxy or at the annual meeting.

By Order of the Board of Directors,

/s/ F. Dale Markham
Name: F. Dale Markham
Title: Chairman
Tucson, AZ
___________, 2007

YOUR VOTE IS IMPORTANT

IT IS IMPORTANT THAT PROXY CARDS BE RETURNED PROMPTLY.  THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED RETURN ENVELOPE.  NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.  STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

ANNUAL MEETING OF STOCKHOLDERS
OF
REIT AMERICAS, INC.
______________________________________

PROXY STATEMENT
______________________________________

Our Board of Directors solicits the accompanying proxy for use at our annual meeting of stockholders to be held on August 20, 2007, at 4:30 p.m. EDT, at the offices of Blank Rome, LLP, located at 1200 North Federal Highway, Boca Raton, Florida  33432 and at any adjournment or postponement thereof.

The approximate date that this proxy statement and the enclosed form of proxy are first being sent or given to our stockholders is __________, 2007.  Our corporate headquarters are located at 2960 N. Swan Rd., Suite 300, Tucson, AZ 85712, and our telephone number is (520) 326-2000.

ABOUT THE ANNUAL MEETING

What are the purposes of the annual meeting?

At the annual meeting, stockholders will vote on: (i) the election of 6 directors, as more fully described below; (ii) the approval of the Reincorporation of the Company into the State of Delaware through a merger with a newly formed, wholly-owned Delaware subsidiary and the terms of the definitive agreements related thereto;; (iii) the approval of a 23.06062-to-1 reverse stock split (the “Reverse Stock Split”) of the Company’s outstanding stock, as a result of which the Company will have no more than 300,000 shares of its common stock issued and outstanding, excluding up to 500 shares which may be issued in connection with rounding up fractional shares and up to 30,000 shares which may be issued in connection with rounding up non-round lots resulting from the Reverse Stock Split; and (iv) such other business as may properly come before the annual meeting or any postponement or adjournment thereof.  Our Board of Directors is not aware of any matters that will be brought before the annual meeting, other than procedural matters, that are not referred to in the enclosed notice of the annual meeting.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, July 5, 2007, are entitled to receive notice of the annual meeting and to vote shares of common stock held as of the record date at the annual meeting.  Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

Please note that if you hold shares in “street name” (that is, through a broker or other nominee) and plan to attend and vote in person at the annual meeting, you will need to bring evidence of your stock ownership, such as a copy of a brokerage statement, reflecting your stock ownership as of the record date.

What constitutes a quorum?

The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote at the annual meeting will constitute a quorum.  As of the record date, 6,918,186 shares of our common stock, $.01 par value per share, held by approximately 417 stockholders of record, were issued and outstanding.  No specific provisions of Maryland law or the Company’s Amended and Restated Articles of Incorporation, as amended June 11, 2004, or the Third Amended and Restated Bylaws, as amended February 22, 2003, address the issue of abstentions or broker non-votes.  Proxies received, but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the annual meeting.  A broker non-vote occurs when shares held by a broker are not voted with respect to the proposal because the broker does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner of the shares.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you directed.  If you are a stockholder of record and you attend the annual meeting, you may deliver your completed proxy card in person.  “Street name” stockholders who wish to vote at the annual meeting will need to obtain a proxy card from the institution that holds their shares as a holder of record.

Can I change my vote after I return my proxy card?

Yes.  Even after you have submitted your signed proxy, you may revoke your proxy and change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date.  The powers of the proxy holders will be suspended if you attend the annual meeting in person and so request, although attendance at the annual meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

Our Board of Directors unanimously recommends that stockholders vote for the election of the nominees for the directors named herein, for the Reincorporation and for the Reverse Stock Split, each as more fully described below.

If your proxy card is properly executed and received in time for voting, and not revoked, such proxy card will be voted in accordance with your instructions marked on the proxy card.  In the absence of any instructions or directions to the contrary, persons named in the enclosed proxy will vote all shares of common stock for the election of the directors named herein.

The Board of Directors does not know of any other matters other than the matters listed above that may be brought before the annual meeting or any postponement or adjournment thereof.  In the event that any other matters should come before the annual meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

In particular, the enclosed proxy confers discretionary authority to vote with respect to the following matters that may come before the annual meeting or any postponement or adjournment thereof: (i) matters of which we have not received notice by June 1, 2007; (ii) approval of the minutes of the prior meeting if such approval does not amount to ratification of the action or actions taken at that meeting; (iii) any proposal omitted from the proxy statement and form of proxy pursuant to Rules 14a-8 and 14a-9 of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act in this proxy statement; and (iv) matters incident to the conduct of the annual meeting or any postponement or adjournment thereof.  In connection with such matters, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

What vote is required to approve each item?

Directors are elected by a plurality of the votes cast.  Proposal No. 2 (Reincorporation) and Proposal No. 3 (Reverse Stock Split) require the approval of two thirds of all common stock outstanding as of the record date.  Any other matter that may properly come before the annual meeting should be approved by the affirmative vote of a majority of the shares present or represented by proxy at the annual meeting.

Who pays for the proxy solicitation?

We will pay the cost of the proxy solicitation, including the cost of preparing, printing and mailing the notice of the annual meeting, proxy statement and enclosed proxy card.  In addition to the use of mail, our employees may solicit proxies personally and by telephone.  Our employees will receive no compensation for soliciting proxies other than their regular salaries.  We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to beneficial owners of our common stock and to request authority for the execution of proxies.  We may reimburse such persons for their expenses incurred in connection with these activities.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the record date, there were 6,918,186 shares of common stock issued and outstanding.  The following table shows, as of the record date, the number of shares of common stock beneficially owned by: (i) each of our directors and nominees for director; (ii) our chief executive officer and our four other most highly compensated executive officers (the “Named Executive Officers”); (iii) all of our directors, nominees for director and executive officers as a group; and (iv) each person known by us to beneficially own more than 5% of any class of our outstanding voting securities.

Name and Address of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned	Percent of Class

Directors and Named Executive Officers

Mary D. Cozza (2) (3)	894,913	12.9%

Grady P. Hunter	616,320	8.9%

F. Dale Markham	50,000	*

James C. Marshall	114,160	1.7%

N. Jane Nelson	50,000	*

Michael D. Schmidt	50,000	*

All directors and executive officers as a group (6 persons)	1,775,393	23.5%

More than 5% Holders

Dawson James Securities, Inc.	428,000	6.2%

Sheila Dunning (3)	590,140	8.5%

Paul Kovar	1,030,523	14.9%

James Sellers.	730,600	10.6%

_______________
* less than 1%
(1)	Unless otherwise provided, the address of each beneficial holder listed above is c/o REIT Americas, Inc., 2960 N. Swan Road, Suite 300, Tucson, AZ 85712.
(2)	During March 2007, Ms. Cozza tendered her written resignation to the Board of Directors from the positions of Director, Chief Financial Officer, Secretary and Treasurer.
(3)
The Company has received Termination and Release Agreements for 699,398 shares as of June 30, 2006 from the following individuals: Mary D. Cozza (119,699 shares); Sheila Dunning (119,699 shares); Ronald Tanet (100,602 shares), Chad M. Harrington (119,699 shares), Penthouse Franchise Group LLC (119,699 shares), Razor Realty Consultants LLC (60,000 shares), and Robert K. Rehm (60,000 shares). Additionally, 100,602 shares of common stock issued in the name of Scott Gulbranson were cancelled.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Third Amended and Restated Bylaws, as amended on February 22, 2003 (the “Bylaws”), provide that the exact number of directors constituting the Board of Directors shall be seven.  Each director elected at the annual meeting will serve until his or her respective successor has been duly elected and qualified or until the director’s resignation or removal.  The Bylaws of the Company provide that a majority of the Company’s directors must be unaffiliated with Heritage Advisory Corporation (the “Advisor”) and its affiliates (“Unaffiliated Directors”).

The Board of Directors of the Company has nominated each of Grady P. Hunter, F. Dale Markham, James C. Marshall, N. Jane Nelson and Michael D. Schmidt to be elected as directors at the annual meeting.  We expect that our director nominees will be available for election, but if any of them should become unavailable to stand for election at any time before the annual meeting, the proxies may be voted for a substitute nominee selected by the independent members of the Board of Directors.

Information regarding directors and director nominees and their ages as of the record date is as follows:

Name	Age	Title/Position	Director Since

Grady P. Hunter	73	Director and Vice President	1987
F. Dale Markham	77	Chairman, President and Chief Executive Officer	1987
James C. Marshall	62	Director	2005
N. Jane Nelson	50	Director	2006
Michael D. Schmidt	58	Director	2006

The business experience for the past 5 years, unless otherwise indicated, of each member of the Board of Directors and nominees is set forth below.

F. Dale Markham has served as Chairman since April 8, 2005. He has served as President of the Company since March 3, 1998 and as President and Chief Executive Officer since May 15, 2004. He previously served as Chairman of the Board and Chief Financial Officer from March 3, 1998 to March 14, 2003 and has been a Director of the Company since its inception in 1987. From 1991 until his retirement effective December 31, 1994, he was a mortgage banking consultant and founder of the Real Estate Financing Division of Wardon Financial Corporation, a mortgage banking firm located in Phoenix, Arizona. From 1982 through 1990, he was President, a Director, and a Principal Stockholder of Markham, Sellers & Mony, Inc., a mortgage banking firm which was the original managing general partner of the current Advisor and a Sponsor of the Company.  Mr. Markham served as President of Western American Financial Corporation, a mortgage banking firm from 1974 to 1982.

Grady P. Hunter has served as a director of the Company since its formation in 1987 and as Vice President since March 14, 2003. Mr. Hunter has been retired since 1999. He was the Executive Vice President and Chief Operating Officer of RSI, Inc. and similarly of RSI Properties, Inc. both headquartered in Cranberry Township, PA, from October, 1995 through June, 1999. RSI, Inc. and RSI Properties, Inc. were engaged in a national effort to develop and operate programs and facilities serving frail, chronically impaired elderly in an assisted living setting. Mr. Hunter was Senior Vice President and Chief Operating Officer of Lutheran Affiliated Services, Inc. in Mars, Pennsylvania (“LAS”) from April 1991 to 1995. LAS is an owner and operator of skilled nursing facilities, specialized care programs and residential care communities for the elderly in Western Pennsylvania. From January 1988 until April 1991, Mr. Hunter served as Executive Vice President and Chief Operating Officer of Retirement Systems, Inc., a firm engaged in developing facilities and programs and consulting with developers and operators of long term care and assisted living facilities for the frail elderly.

James C. Marshall was elected as a director on August 23, 2005. Mr. Marshall has been President of James C. Marshall, P.C. since 1985. He has held certain accounting industry licensures from Michigan, California, Illinois and Florida. He is a member of the AICPA, and performs audits, consulting and tax services for clients. He was the founder and chief executive officer of Residential Resources Mortgage Investments Corporation (RRR-AMEX), a mortgage based REIT. Prior to 1985, he was affiliated with Kenneth Leventhal & Company and also with Coopers & Lybrand. Mr. Marshall is also a Director of Fidelis Energy, Inc., a reporting company in the oil and gas industry.

N. Jane Nelson was appointed as a director effective May 1, 2006.  Ms. Nelson has served as Vice President and Construction Loan Specialist with Fidelity Federal Bank and Trust since December 1996.  She has been the top producer of residential mortgages for Fidelity Federal Bank and Trust for the past three years and in the top three in production for the past eight years.  She began her banking career in 1987 with Guardian Savings & Loan as a loan officer and has also worked for Fortune Bank, Secor Bank, Republic Security Bank, Chase Federal Bank and Chase Manhattan Bank prior to coming to Fidelity Federal.  She has always specialized in construction financing and works with many South Florida builders for the acquisition and development of land to construct their spec and sold units.  She also provides financing for purchasers, owner builders, construction perms, lot acquisition and investment loans to individual entities.  Prior to banking, she was at Carvel Corporation where she served as Import Export Manager from 1983 until 1987, traveling abroad to set up international distributorships for the corporation.  She graduated from Nova University in Davie, Florida in 1983 and had attended Lander University in Greenwood, South Carolina, prior to transferring to Nova University.  She was named in Who’s Who of American Women.

Michael D. Schmidt was appointed as a director effective May 1, 2006.  Mr. Schmidt is currently a Finance Manager for ADT Security Services, Inc., a $4 billion subsidiary of Tyco International, Inc., a position he has held since March 2005.  Mr. Schmidt has over 20 years of public and private accounting experience including 10 years in the environmental industry.  Prior to joining ADT, Mr. Schmidt served as Chief Financial Officer of US Plastic Lumber Corp., a publicly traded company and a leading manufacturer of alternative wood decking products, a position he held for seven years.  Mr. Schmidt was Chief Financial Officer of Republic Environmental Systems, Inc., a publicly traded company and a major northeast environmental service provider, headquartered in Blue Bell, Pennsylvania, a position he held for approximately ten years.  Mr. Schmidt has a BS degree in Business Administration from Rowan University and is a Certified Public Accountant in the State of New Jersey.

EXECUTIVE COMPENSATION

Except as disclosed below in connection with our directors’ compensation, no executive officer, including the Chief Executive Officer, earned, was awarded or paid compensation in the fiscal years ending December 31, 2006, and 2005, respectively.

Director Compensation

The table below summarizes the compensation paid by the Company to the directors for the fiscal year ended December 31, 2006.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(1)	Total ($)

F. Dale Markham	$33,000	$5,000	–	$38,000
Mary Cozza (2)	$0	$38,916	–	$38,916
Grady Hunter (2)	$0	$38,000	–	$38,000
James Marshall (2)	$0	$21,011	–	$21,011
Jane Nelson	$0	$5,000	–	$5,000
Michael Schmidt	$0	$5,000	–	$5,000
______________
(1)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS 123(R).
(2)
Includes, with respect to Ms. Cozza, awards of 50,000 shares of common stock for board of directors’ services during 2006 and 339,160 shares of common stock for board services accrued prior to March 31, 2006; with respect to Mr. Hunter, awards of 50,000 shares of common stock for board services during 2006 and 330,000 shares of common stock for board services accrued prior to March 31, 2006; and with respect Mr. Marshall, 50,000 shares of common stock for board services during 2006 and 64,160 shares of common stock for board services accrued prior to March 31, 2006.

During 2006, the Company’s directors were granted an aggregate of 300,000 shares of Common Stock of the Company in lieu of cash compensation for directors’ fees for board services rendered during 2006. Additionally, Ms. Cozza, Mr. Hunter and Mr. Marshall were granted an aggregate of 733,320 shares Common Stock of the Company in lieu of cash compensation for board services accrued prior to March 31, 2006. The board of directors determined that Mr. Markham would be paid cash in the amount of $33,000 for director services rendered. Such payment is deferred until such time as funds are available.

MEETINGS OF THE BOARD OF DIRECTORS

In 2006, the Board of Directors held 3 meetings.  In 2006, each director attended more than 75% of the number of meetings of the Board of Directors held during the period he or she served on the board, except for Ms. Cozza and Mr. Schmidt.  We have not established a formal policy regarding director attendance at our annual meetings of stockholders, but our directors generally do attend the annual meeting.

COMMITTEES OF THE BOARD OF DIRECTORS

The Company does not have a separately designated nomination committee, audit committee or compensation committee. The entire Board of Directors is acting in such capacities.  The Company continues to evaluate the designation of an audit committee financial expert but has not yet designated such audit committee financial expert.  The Company does not believe that it is necessary at this time to have a standing nomination committee, audit committee or compensation committee because the Company is a shell company with limited operations that do not justify the creation and maintenance of such committees.  For similar reasons, the Company does not believe that it is necessary at this time to have an audit committee financial expert.

INDEPENDENCE OF THE BOARD OF DIRECTORS

The Board of Directors affirmatively determines the independence of each director and nominee for election as a director, however, the Board has not yet adopted an independence standard or policy. The Board of Directors is currently investigating the independence policies and intends to adopt an independence policy in the near future.

At this time, the Board has determined that each of the following non-employee directors is independent and has no relationship with the Company, except as a director and stockholder of the Company: N. Jane Nelson and Michael D. Schmidt.

DIRECTOR NOMINATION PROCESS

General Information.  We do not have a standing nominating committee of the Board of Directors and accordingly, we do not have a nominating committee charter.  The entire Board of Directors is responsible for, among other matters, determining the board member qualifications needed to strengthen and balance the Board of Directors, establishing criteria for selecting new directors, recommending nominees for director and recommending directors for membership on various committees of the Board of Directors for consideration of the full board.

Consideration of Director Candidates Recommended or Nominated by Stockholders. The Board of Directors will consider properly submitted stockholder recommendations of director candidates.  A stockholder who wishes to recommend a prospective director nominee should send a letter to the Chairman of the Board of Directors F. Dale Markham at: 2960 N. Swan Road, Suite 300, Tucson AZ 85712.  Such letter must be signed and dated and the following information must be included in or attached to the letter:

•	name and address of the stockholder making the recommendation;

•	proof that the stockholder was the stockholder of record, and/or beneficial owner, of the common stock as of the date of the letter;

•	the name, address and resume of the recommended nominee;

•	all other information regarding the stockholder nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and

•	written confirmation executed by the proposed nominee to serve as a director if so nominated and elected.

The deadline for submitting the letter recommending a prospective director nominee for next year’s annual meeting of stockholders is December 31, 2007, provided the stockholder making the recommendation would like the Board of Directors to consider recommending such candidate for inclusion in the proxy materials for the next year’s annual meeting of stockholders.

Director Qualifications. In order to be nominated for director, a candidate must meet the following criteria:

•	the director must be a natural person over 21 years of age;

•	the director should have high-level business experience;

•	the director should have knowledge about the issues affecting our business and the industry in which we operate;

•	the director should have high moral character and share our values; and

•
the director should have sufficient time to devote the director’s energy and attention to the diligent performance of the director’s duties, including, but not limited to, review of our documents, SEC filings and other materials and the attendance of the Board of Directors and committee meetings, as applicable.

Additional special criteria shall apply to directors being considered to serve on a particular committee of the Board of Directors, including, but not limited to, an audit committee, if any such committees are established by the Board of Directors.  For instance, the Board of Directors will review whether the director nominee is independent, as independence is defined in the applicable rules promulgated by the SEC or stock exchanges, or whether such director nominee possesses sufficient financial expertise.

Identifying and Evaluating Nominees for Director. The Board of Directors assesses the appropriate size of the Board of Directors in accordance with our Amended and Restated Articles of Incorporation, as amended June 11, 2004 (“Articles of Incorporation”), and our Third Amended and Restated Bylaws, as amended February 22, 2003 (the “Bylaws”), whether any vacancies on the Board of Directors are expected and which incumbent directors will stand for reelection at the next annual meeting of stockholders.  If a vacancy is anticipated, or otherwise arises, the Board of Directors considers candidates for director suggested by members of the Board of Directors, as well as management, stockholders and other parties, and makes recommendations to the independent members of the Board of Directors regarding proposed candidates to fill the vacancy.  The Board of Directors also has the authority to retain a search firm to identify and evaluate director candidates.  Except for incumbent directors standing for reelection as described below, there are no differences in the manner in which the Board of Directors evaluates nominees for director, based on whether the nominee is recommended by a stockholder or any other party.

In the case of an incumbent director whose term of office expires, the Board of Directors reviews such director’s service to us during the past term, including, but not limited to, the number of Board of Directors and committee meetings attended, as applicable, quality of participation and whether the candidate continues to meet the general qualifications for a member of the Board of Directors outlined above, including the director’s independence and whether such director is Unaffiliated (as defined in our Bylaws), as well as any special qualifications required for a member of a committee of the Board of Directors if such director serves on one or more committees of the Board of Directors and makes a recommendation regarding such director’s nomination for reelection to the full Board of Directors.  Such incumbent director eligible to stand for reelection does not participate in the discussion of his or her recommendation for nomination for reelection.

In the case of a new director candidate, the Board of Directors will evaluate whether the nominee is independent, as independence is defined in the applicable rules promulgated by the SEC or a stock exchange, whether the nominee is Unaffiliated (as defined in our Bylaws), and whether the nominee meets the qualifications for a member of the Board of Directors outlined above, as well as any special qualifications applicable to a member of a committee of the Board of Directors on which the nominee may be appointed to serve if elected.  In connection with such evaluation, the Board of Directors determines whether it should interview the nominee, and if warranted, one or more members of the Board of Directors interview the nominee in person or by telephone.

Upon completing the evaluation, and the interview in case of a new candidate, the Board of Directors makes a recommendation as to whether to nominate the nominee for election at the annual meeting of stockholders.

REPORT OF THE AUDIT COMMITTEE

The Company does not have a separately designated audit committee and accordingly, the Company does not have an audit committee charter. The entire Board of Directors, including Mr. Hunter, Mr. Markham, Mr. Marshall, Ms. Nelson and Mr. Schmidt, acts as the audit committee. The Company continues to evaluate the designation of an audit committee financial expert but has not yet designated such audit committee financial expert.

The Board of Directors has reviewed and discussed the audited consolidated financial statements of the Company with S.E. Clark & Company, P.C., independent public accountants for the Company (“S.E. Clark”).  The Board of Directors believes that the Company’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States.

The Board of Directors has discussed with S.E. Clark the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended.

The Board of Directors has received the written disclosures and confirming letter from S.E. Clark required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”.

Based on these reviews and discussions with S.E. Clark referred to above, the Board of Directors has recommended that the audited consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006.

This Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this proxy statement.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Stockholders may communicate issues or concerns regarding our business or the functions of the Board of Directors to the Board of Directors or individual members of the Board of Directors c/o the Secretary, REIT Americas, Inc., 2960 N. Swan Road, Suite 300, Tucson AZ 85712.

The Secretary will review all correspondence and will create a log of all correspondence received.  The Secretary will periodically forward any correspondence received from a stockholder that deals with concerns regarding our business or with the functions of the Board of Directors or which the Secretary otherwise determines requires the attention of the Board of Directors, to the Board of Directors or to the member of the Board of Directors to whom the correspondence is addressed.  Directors may at any time review the log of all correspondence received and request copies of any such correspondence.  Concerns relating to questionable accounting, internal controls or auditing matters will be brought to the attention of the Board of Directors in accordance with the procedures established by the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Effective March 14, 2006, the Company appointed Heritage Advisory Corporation (“Heritage” or the “Advisor”) as an interim advisor, subject to immediate termination without notice, on terms otherwise consistent with the previously existing contract with Harbor American Capital Group (“HACG”), to provide the same advisory services as previously provided by HACG.  Heritage is owned by James R. Sellers. The directors of the Company manage and control the affairs of the Company and have general responsibility and ultimate authority affecting the investments of the Company.  The directors engaged the Advisor as an investment advisor to select investments and supervise the day-to-day operations of the Company.  The Advisor’s duties include, but are not limited to, the following: reviewing and analyzing investments for the Company, performing due diligence, recommending investments and presenting them for the board’s consideration.  The Advisor also handles other day-to-day functions, such as corresponding with stockholders and maintaining the books and records of the Company and any other functions required to be done on behalf of the Company.

The Advisor is entitled to acquisition and disposition fees with respect to real property purchased and sold by or on behalf of the Company, equal to up to 5% of the contract price for the property. The Company had no such transactions in 2006. During the fiscal year ended December 31, 2006, the Company accrued $10,000 of Advisory Fees.

The Company paid or accrued fees totaling $30,000 to the Advisor during the years ended December 31, 2006 and 2005.  Property management, acquisition and disposition fees are to be paid based upon contractual agreements between the parties.  The Company incurred no such fees during the fiscal years of 2006 and 2005.

The Company also paid or accrued fees to directors totaling approximately $55,000 in 2006 and $60,000 in 2005.

In 2006 the directors and Advisor received 2,270,800 shares of common stock in exchange for the $227,800 of accrued fees due them.

INDEPENDENT PUBLIC ACCOUNTANTS

The firm of S.E. Clark & Company, P.C. (“S.E. Clark”) has served as our independent public accountants since 1998 and has been selected by the Board of Directors to continue for the year ended December 31, 2007.  One or more representatives of S.E. Clark are expected to be present at the annual meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate stockholder questions.

Audit Fees

The aggregate fees billed by S.E. Clark for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2006 and 2005, respectively, and the review of the financial statements included in the Company’s Forms 10-KSB for fiscal years 2006 and 2005 totaled $16,760 and $18,075, respectively.

Audit-Related Fees

The aggregate fees billed by S.E. Clark for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements for the fiscal years ended December 31, 2006 and 2005, respectively, and that are not disclosed in the paragraph captioned “Audit Fees” above, were $0 and $0, respectively.

Tax Fees

The aggregate fees billed by S.E. Clark for professional services rendered for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2006 and 2005, respectively, were $0 and $0, respectively.

All Other Fees

The aggregate fees billed by S.E. Clark for products and services, other than the services described in the paragraphs “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” above for the fiscal years ended December 31, 2006 and 2005, were $0 and $0, respectively.

The Board of Directors approves in advance all services to be performed by the independent public accountants.  Pre-approval may be granted by action of the full Board of Directors or, in the absence of such Board of Directors action, by the Chairman of the Board of Directors whose action shall be considered to be that of the entire Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s directors, officers and persons who own more than 10% of a class of our equity securities are not required to file reports under Section 16(a) of the Exchange Act.

VOTE REQUIRED

Directors are elected in accordance with plurality voting.  The five nominees receiving the most votes at the annual meeting shall be elected as directors.

BOARD RECOMMENDATION

The Board of Directors unanimously recommends a vote “FOR” each of the director nominees in Proposal No. 1.

PROPOSAL NO. 2

APPROVAL OF THE CHANGE OF THE STATE OF INCORPORATION FROM MARYLAND TO DELAWARE

Overview

The Board has unanimously adopted and approved, and recommends that the Company’s shareholders adopt and approve, the change of the state of incorporation of the Company from Maryland to Delaware through a merger (referred to herein as the “Reincorporation”) of the Company with and into its wholly-owned subsidiary Virium Pharmaceuticals, Inc., a Delaware corporation (“Pharmaceuticals”), pursuant to a merger agreement by and between the Company and Pharmaceuticals and dated July 13, 2007 (the “Reincorporation Merger Agreement”). A copy of the Reincorporation Merger Agreement is attached hereto as Exhibit A.

The Reincorporation and the transactions incident thereto will not, in and of themselves, result in any change in the business or the assets, liabilities, or net worth of the reincorporated entity. However, the Reincorporation is being effected in connection with the transactions contemplated by an Agreement and Plan of Merger (the “Virium Merger Agreement”) dated May 25, 2007, by and among the Company, Virium Pharmaceuticals Inc., a New York corporation (the “Virium NY”), Pharmaceuticals and Virium Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of the Company (“Merger Sub”).  The transactions contemplated by the Virium Merger Agreement (the “Virium Merger”) are described more fully below, under the section entitled “Virium Merger Transaction”.  Immediately following the Reincorporation, the directors and officers of the Surviving Corporation (as defined below) will be the same as those of the Company; provided however that the directors and officers of the Surviving Corporation will change upon the effectiveness of the Virium Merger. The Reincorporation will provide the Company with the advantages of the corporate laws of Delaware and permit the consummation of the Virium Merger and will in connection therewith effect changes to the Company’s certificate of incorporation and bylaws as described below.

The Reincorporation Merger Agreement provides for a tax-free reorganization pursuant to the provisions of Section 368 of the Internal Revenue Code (the “Code”), whereby the Company will be merged with and into Pharmaceuticals, the Company’s separate corporate existence shall cease, and Pharmaceuticals shall continue as the surviving corporation (the surviving Delaware corporation is referred to herein after giving effect to the Reincorporation as the “Surviving Corporation”). At the effective time of the Reincorporation, all issued and outstanding shares of the Company common stock (“Common Stock”) will automatically be converted into shares of common stock of the Surviving Corporation (the “Delaware Common Stock”) with no action required on the part the shareholders of the Company.

The Reincorporation Merger Agreement in the form attached hereto has been adopted and approved by the Board. The Reincorporation Merger Agreement provides, however, that the Board may terminate the Reincorporation Merger Agreement and abandon the merger, even after requisite shareholder approval thereof, if for any reason, the Board determines that it is inadvisable to proceed with the merger.

After receiving shareholder approval and prior to the consummation of the Virium Merger, the Company will file Articles of Merger with the Maryland State Department of Assessments and Taxation (“SDAT”) and a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, at which time the Reincorporation will be effective.

At the effective time of the Reincorporation, and without any additional action by the shareholders, each issued and outstanding share of Common Stock will be converted into one share of Delaware Common Stock resulting in all shareholders automatically becoming shareholders of the Surviving Corporation.

After the effective time of the Reincorporation, shareholders of the Surviving Corporation will not be required to exchange stock certificates that represent Common Stock for stock certificates representing Delaware Common Stock. As of the effective time of the Reincorporation, all stock certificates representing shares of Common Stock will automatically be deemed to represent an appropriate number of shares of Delaware Common Stock.

SHAREHOLDERS SHOULD NOT DESTROY STOCK CERTIFICATES REPRESENTING COMMON STOCK AND SHOULD NOT SEND STOCK CERTIFICATES REPRESENTING COMMON STOCK TO THE COMPANY OR THE COMPANY’S TRANSFER AGENT, EITHER BEFORE OR AFTER THE REINCORPORATION.

After the Reincorporation, shareholders of the Surviving Corporation may use stock certificates issued prior to the Reincorporation to sell or transfer shares of Delaware Common Stock. New stock certificates representing shares of Delaware Common Stock will be issued in connection with transfers of Delaware Common Stock that take place after the Reincorporation. After the effective time of the Reincorporation, on the written request of any shareholder of the Surviving Corporation, the Surviving Corporation will cause its transfer agent to issue to such shareholder a new stock certificate in exchange for a stock certificate held by such shareholder issued prior to the time of the Reincorporation subject to normal stock transfer requirements, which include compliance with all applicable federal and state securities laws and regulations, delivery of the original stock certificate with proper endorsement and stock power, acceptable authorization for such transfer, and payment of applicable taxes and transfer agent fees.

Shares of Common Stock that were freely tradable before the effective time of the Reincorporation will be automatically converted into shares of freely tradable Delaware Common Stock and shares of Common Stock with transfer restrictions before the effective time of the Reincorporation will be automatically converted into shares of Delaware Common Stock with the same transfer restrictions. For purposes of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), the Reincorporation on its own will not affect the acquisition date of the shares of Common Stock converted into shares of Delaware Common Stock. Immediately after the effective time of the Reincorporation, all shares of Delaware Common Stock will be deemed, for Rule 144 purposes, to have been acquired on the date the shares of Common Stock were acquired.

Summary Term Sheet

Companies:	REIT Americas, Inc., a Maryland corporation.

Virium Pharmaceuticals, Inc., a Delaware corporation and wholly-owned subsidiary of the Company that prior to the Reincorporation, will not have engaged in any activities except in connection with the Reincorporation.

Approval:	The Reincorporation and the terms of the Reincorporation Merger Agreement were approved by written consent of the Board of Directors on July 3, 2007.

Transaction Structure:
To effect the Reincorporation, the Company will merge with and into Pharmaceuticals and thereafter the Company will cease to exist as a separate entity. Pharmaceuticals will be the surviving Delaware corporation.

Exchange of Common Stock:
Shares of common stock of REIT Americas, Inc., the Maryland corporation (the “Common Stock”) will automatically be converted on a one-for-one basis (following the effectiveness of the Reverse Stock Split (as defined in Proposal 3 below)) into shares of common stock of Virium Pharmaceuticals, Inc., the Delaware corporation (the “Delaware Common Stock”) at the effective time of the Reincorporation without any action required by the shareholders.

Purpose:
The purpose of the Reincorporation is to permit the Company to consummate the Virium Merger and to change the Company’s state of incorporation from Maryland to Delaware and is intended to permit the Company to be governed by the Delaware General Corporation Law (“Delaware Law”) rather than by the Maryland General Corporation Law (“Maryland Law”).

Effective Time:
The Reincorporation will become effective upon the filing of the Certificate of Ownership and Merger with the Secretary of State of Delaware and the Articles of Merger with SDAT. These filings are anticipated to be made after receiving the requisite shareholder approval and prior to consummation of the Virium Merger.

Effect of Reincorporation:	At the effective time of the Reincorporation:

•	the Company will cease to exist as a separate entity;

•	the shareholders of the Company will become shareholders of the Surviving Corporation;

•	the outstanding shares of Common Stock will automatically be converted on a one-for-one basis (following the effectiveness of the Reverse Stock Split) into shares of Delaware Common Stock;

•	the Surviving Corporation shall possess all of the assets, liabilities, rights, privileges, and powers of the Company and Pharmaceuticals;

•
the Surviving Corporation shall be governed by the applicable laws of Delaware and the Certificate of Incorporation (the “Delaware Certificate”) and Bylaws (the “Delaware Bylaws”) of Pharmaceuticals in effect at the effective time of the Reincorporation;

•
the officers and directors of the Company will, immediately following the reincorporation and prior to the effectiveness of the Virium Merger, be the officers and directors of the Surviving Corporation; and

•	the Surviving Corporation will operate under the name Virium Pharmaceuticals, Inc.

Tax consequences:
The Reincorporation is intended to qualify as a tax-free reorganization for federal income tax purposes. If the Reincorporation does so qualify, no gain or loss would generally be recognized by the shareholders of the Company upon conversion of shares of Common Stock into shares of Delaware Common Stock. We believe, but cannot assure you, that there will be no tax consequences for the shareholders of the Company. You are urged to consult your own tax advisor for tax implications related to your particular situation.

Reasons for the Reincorporation

The purpose of the Reincorporation is to comply with a condition precedent to the consummation of the Virium Merger as more fully described below under the section entitled “Virium Merger Transaction” and to change the legal domicile of the Company from Maryland to Delaware. The Board believes that this change in domicile would be in the best interests of the shareholders of the Company for a number of reasons.

Historically, Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, modern, and flexible corporate laws that are updated and revised regularly in response to the legal and business needs of corporations organized under its laws. Because of these efforts, many corporations initially choose Delaware for their domicile or subsequently reincorporate there in a manner similar to that proposed by the Company. Because of Delaware’s preeminence as the state of incorporation for many major corporations, both Delaware’s legislature and its courts have demonstrated an ability and willingness to act quickly to meet changing business needs. The Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law, establishing public policies with respect to corporate legal affairs. Delaware has a more highly developed body of corporate case law than does Maryland, and this case law advantage gives Delaware corporate law an added measure of predictability that is useful in a judicial system based largely on precedent. These factors often provide the directors and management of Delaware corporations with greater certainty and predictability in managing the affairs of the corporation.

The Board believes that reincorporation from Maryland to Delaware and the subsequent consummation of the Virium Merger will enhance the Company’s ability to attract potential investors, business combination candidates and to attract and retain qualified members to its Board.

Material Terms of Reincorporation Merger Agreement

The following discussion summarizes the material terms of the Reincorporation Merger Agreement; however, such summary is not and does not purport to be a complete statement of all of the terms and provisions of the Reincorporation Merger Agreement and is qualified in its entirety by reference to the full text of the Reincorporation Merger Agreement, a copy of which is attached to this Proxy Statement as Exhibit A. The shareholders of the Company are urged to read the entire Reincorporation Merger Agreement carefully as it is the legal document governing the Reincorporation.

To effect the Reincorporation, and subject to the terms and conditions of the Reincorporation Merger Agreement, the Company will merge with and into Pharmaceuticals and, immediately thereafter, the Company’s separate legal existence shall cease and Pharmaceuticals shall continue as the surviving Delaware corporation. The Surviving Corporation shall be governed by the Delaware Law and succeed to all rights, assets, liabilities, and obligations of the Company and Pharmaceuticals.

At the effective time of the Merger, the outstanding shares of Common Stock will automatically be converted on a one-for-one basis (following the effectiveness of the Reverse Stock Split) into shares of Delaware Common Stock.

The Reincorporation Merger Agreement provides that the Delaware Certificate and the Delaware Bylaws will be the certificate of incorporation and bylaws of the Surviving Corporation following the Reincorporation, which will result in changes to the governance and operation of the Company. A summary of material changes to the charter documents is provided below under the section entitled “Significant Differences in Charter Documents”.

The Reincorporation Merger Agreement provides that the officers and directors of the Company, as of the effective time of the Merger, shall remain as the officers and directors of the Surviving Corporation after the Reincorporation who shall serve as such until their successors are duly elected or appointed and qualified.

Approval of the Reincorporation will also constitute approval of the form of Reincorporation Merger Agreement, the Delaware Certificate and the Delaware Bylaws, which are attached hereto as Exhibit A, Exhibit B, and Exhibit C, respectively. Approval of the Reincorporation Merger Agreement, the Delaware Certificate and the Delaware Bylaws is necessary as incidental to the Reincorporation. The discussion contained in and information provided by this Proxy Statement is qualified in its entirety by reference to the full text of the agreements and documents attached hereto as exhibits.

Certain United States Federal Income Tax Consequences

The following summary of certain material federal income tax consequences of the Reincorporation does not purport to be a complete discussion of all of the possible federal income tax consequences, and is included for general information only. Further, it does not address any state, local, foreign, or other income tax consequences, nor does it address the tax consequences to the shareholders of the Company that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, and tax-exempt entities. The discussion is based on the United States federal income tax laws as of the date of this Proxy Statement. Such laws are subject to change retroactively as well as prospectively. This summary also assumes that shares of Common Stock are held as “capital assets,” as defined in the Code. The tax treatment of a shareholder may vary depending on the facts and circumstances of such shareholder.

EACH SHAREHOLDER IS URGED TO CONSULT WITH SUCH SHAREHOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REINCORPORATION.

The Reincorporation is intended to qualify for federal income tax purposes as a “reorganization” within the meaning of Section 368 of the Code. If it does so qualify, no gain or loss will be recognized for federal income tax purposes by the shareholders of the Company on the conversion of their Common Stock into shares of Delaware Common Stock, and no gain or loss will be recognized for federal income tax purposes by the Company or Pharmaceuticals.

The Company’s views regarding the tax consequences of the Reincorporation are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reincorporation may vary significantly as to each shareholder of the Company, depending on the state in which such shareholder resides.

Accounting Treatment

The transaction is expected to be accounted for as a reverse acquisition in which the Company is the accounting acquiror and Pharmaceuticals is the legal acquiror. The management of the Company will be the management of the Surviving Corporation. Because the Reincorporation is expected to be accounted for as a reverse acquisition and not a business combination, no goodwill is expected to be recorded in connection therewith and the costs incurred in connection with the Reincorporation are expected to be accounted for as a reduction of additional paid-in capital.

Regulatory Approvals

The Company does not expect the Reincorporation to occur until it has all required consents of governmental authorities, including the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, and the filing of a Articles of Merger with SDAT.

Interests of Certain Persons in the Reincorporation

No director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the Reincorporation, which is not shared by all other shareholders of the Company pro rata, and in accordance with their respective interests.

Operations Following the Reincorporation

The Reincorporation, in and of itself, will not change the nature of the business of the Company.  However, the Company intends to acquire and continue the business of Virium NY upon the subsequent consummation of the Virium Merger as more fully described below under the section entitled “Virium Merger Transaction.”

SIGNIFICANT CHANGES RESULTING FROM THE REINCORPORATION

Overview

Provided below is a discussion of certain changes that will result from the Reincorporation, including significant differences between Maryland Law and Delaware Law and between the charter documents of the Company and Pharmaceuticals. Many provisions of Delaware Law and Maryland Law may be subject to differing interpretations, and the interpretations offered in this Proxy Statement may be incomplete in certain respects. The discussion is no substitute for direct reference to the Maryland Law and Delaware Law themselves or for professional guidance as to how to interpret such laws. In addition, the discussion is qualified in its entirety by reference to Delaware Law, Maryland Law, applicable case law, and the full text of the organizational documents of each of the companies. The shareholders of the Company should read the following discussion in conjunction with the rest of the information provided in this Proxy Statement and the agreements and documents attached hereto as exhibits, and the Maryland Law and Delaware Law.

The Board has recommended that the Company’s state of incorporation be changed from Maryland to Delaware. Reincorporation in Delaware, in and of itself, will not result in any change in the business, management, assets, liabilities, or net worth of the Company. Reincorporation in Delaware will allow the Company to comply with a condition precedent to the Virium Merger and to take advantage of certain provisions of the corporate laws of Delaware. The most significant effects of the Reincorporation are summarized below.

Upon acceptance for filing of the appropriate certificates and articles of merger by the Secretary of State of Delaware and SDAT, the Company will be merged with and into Pharmaceuticals pursuant to the Reincorporation Merger Agreement, resulting in a change in the Company’s state of incorporation. After the effective time of the Merger, the Surviving Corporation will be subject to the Delaware Law and the Delaware Certificate and Delaware Bylaws.

Significant Differences in Charter Documents

The Surviving Corporation will be governed by the Delaware Certificate and Delaware Bylaws. The Delaware Certificate and the Delaware Bylaws differ in certain respects from those currently governing the Company and the shareholders of the Company. The following discussion summarizes some of the most significant differences in the charter documents currently governing the Company and the charter documents that will govern the Surviving Corporation after the Reincorporation. The discussion does not purport to be a complete statement of all differences between such charter documents or the changes that may occur as a result of the Reincorporation to the rights of the Company shareholders or the rights and obligations of the Company and such discussion is qualified in its entirety by reference to the full text of the Delaware Certificate and the Delaware Bylaws which are attached to this Proxy Statement as Exhibits, the Certificate of Incorporation and Bylaws of the Company, which are available in the public filings made by the Company with the SEC, and the entire Delaware Law and Maryland Law. The Company shareholders are urged to read and review all such documents and laws carefully.

Company Name

At the effective time of the Reincorporation, the name of our Company will change from “REIT Americas, Inc.” to “Virium Pharmaceuticals, Inc.”

Capitalization

The Company’s capitalization currently consists of 10,000,000 shares of common stock, par value $0.01 per share.

Effective upon the Reincorporation, the Surviving Corporation will have 120,000,000 authorized shares of capital stock, 100,000,000 of which will be common stock, par value $0.001 per share and 20,000,000 of which will be preferred stock which may be issued from time to time in one or more series.

Our Board of Directors will be authorized to issue our preferred stock in one or more series, having the rights, preferences and privileges as designated by our Board with no further stockholder approval. Shares of the preferred stock could be issued that would have rights with respect to voting, dividends and liquidation that would be superior to those of the Delaware Common Stock. The Board could approve the issuance of preferred stock to discourage attempts by others to obtain control of the Surviving Corporation by merger, tender offer, proxy contest or otherwise by making such attempts more costly to achieve.

We believe that it is desirable to have a sufficient number of shares of preferred stock available, as the occasion may arise, for possible financings and acquisition transactions and other proper corporate purposes. Having a sufficient number of shares of preferred stock available for issuance in the future would give us greater flexibility by allowing shares of preferred stock to be issued without incurring the delay and expense of a special stockholders’ meeting.

The shares of preferred stock generally would be available for issuance without any requirement for further stockholder approval, unless stockholder action is required by applicable law, our governing documents or by the rules of the National Association of Securities Dealers, Inc. or any stock trading medium on which our securities may then be quoted.

Although the Board will authorize the issuance of shares of preferred stock only when it considers doing so to be in the best interests of the coporation, the issuance of shares of preferred stock may, among other things, have a dilutive effect on the earnings and equity per share of Delaware Common Stock and on the voting rights of holders of shares of Delaware Common Stock. The authorization of preferred stock also could be viewed as having anti-takeover effects. Although we have no current plans to do so, shares of preferred stock could be issued in various transactions that would make a change in control of the Company more difficult or dilute the stock ownership of a person seeking to obtain control. We are not aware of any effort to accumulate shares of Delaware Common Stock or obtain control of the Company by a tender offer, proxy contest, or otherwise (other than in connection with the Virium Merger), and the Company has no present intention to use the shares of authorized preferred stock for anti-takeover purposes.

The rights, preferences and privileges of the common stock of Pharmaceuticals are substantially similar to the rights, preferences and privileges of our common stock, subject to the differences between the Maryland Law and the Delaware Law described below and the potential issuance of the preferred stock.

Notice of Shareholder Meetings

The Bylaws of the Company require that written notice for regular and special meetings of the shareholders be given no less than twenty (20) nor more than sixty (60) days before the date of the meeting.

The Delaware Bylaws require that written notice for regular and special meetings of the shareholders be given no less than ten (10) nor more than sixty (60) days before the date of the meeting. The change in the notice period is intended to bring the Company in line with the practices of other Delaware corporations.

Special Meetings of the Shareholders

The Bylaws of the Company permit special meetings of the shareholders of the Company to be called for any purpose by the President, a majority of the Board, a majority of the unaffiliated directors or upon the written request of shareholders holding not less than 10% of the outstanding capital stock entitled to vote on the proposed business at such meeting.

The Delaware Certificate provides that special meetings of the shareholders may only be called by the Board pursuant to a resolution approved by a majority of the Board.

Meetings of the Board of Directors

The Bylaws of the Company provide that regular meetings of the Board of Directors will be held, without notice, at such places and times as shall be determined, from time to time, by resolution of the Board, and special meetings require at least four (4) days prior written notice, unless the notice is delivered personally or by telephone or telegram, in which case it shall be delivered at least twenty-four (24) hours prior to the time of the meeting.

The Delaware Bylaws provide that regular meetings of the Board of Directors may be held without notice at such time and place as determined by the Board, and special meetings require at least one (1) day prior written notice. Emergency meetings may also be held without notice if a quorum of directors participates personally or by conference telephone. The reduced notice requirements will help facilitate improved director communication and action for the benefit of the Surviving Corporation.

Number of Directors

The Bylaws of the Company provide that the number of directors on the Board shall be seven until changed by a Bylaw duly adopted by the Board or the shareholders of the Company.

The Delaware Bylaws provide that the number of directors on the Board shall be as determined from time to time by the Board.

Indemnification

The Bylaws of the Company provide that the Company shall indemnify and hold harmless each director, officer, employee or agent of the Company for losses incurred as a result of their relationship to the corporation.

The Delaware Certificate provides that each person who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Surviving Corporation or is or was serving at the request of the Surviving Corporation as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body shall be indemnified and held harmless to the fullest extent permitted by Delaware Law.

Limitation of Liability

The Delaware Certificate provides that no director shall be liable to the Surviving Corporation or its shareholders for monetary damages for any breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.  The charter documents of the Company contain no such limitation.

Purposes and Powers of the Company

The Articles of Incorporation of the Company state that the purpose of the Company is to invest in real property and any other lawful activity for which corporations may be organized under the Maryland Law.  The Articles of Incorporation of the Company also contain certain provisions permitting the Board to take actions to regulate the powers of the Company as well as the Board and shareholders of the Company in order to ensure that the Company is able to meet the requirements for tax treatment as a real estate investment trust under Sections 856-860 of the Internal Revenue Code of 1986 (a “REIT”).  The amendment or repeal of several of these provisions requires a vote of 2/3 of the outstanding voting stock of the Company.

The Delaware Certificate provides that the Surviving Corporation may engage in any lawful activity for which corporations may be organized under Delaware Law.  The Delaware Certificate does not contain the provisions described above regarding the requirements for tax treatment as a REIT, and by virtue of the Reincorporation merger, the supermajority vote to eliminate these provisions will not be required.

Significant Differences Between Maryland Law and Delaware Law

The Company is governed by Maryland Law. After the effective time of the Reincorporation, the Surviving Corporation will be governed by the Delaware Certificate, the Delaware Bylaws and Delaware Law. The change in application of the law governing the Surviving Corporation will result in certain changes to the Company’s rights, governance and structure and changes in the rights and obligations of the Company shareholders. The following discussion summarizes some of the most significant differences which will result after the effective time of the Reincorporation as a result of the application of Delaware Law versus Maryland Law. The discussion does not purport to be a complete discussion of all differences between such laws or the changes that may occur as a result of the Reincorporation to the rights of the Company shareholders or the rights and obligations of the Company and such discussion is qualified in its entirety by reference to the full text of the Delaware Certificate and the Delaware Bylaws which are attached to this Proxy Statement as exhibits, the Certificate of Incorporation and Bylaws of the Company which are available in the public filings made by the Company with the SEC and the entire Delaware Law and Maryland Law. The Company shareholders are urged to read and review all such documents and laws carefully.

Indemnification and Limitation of Liability of Directors

Under Delaware law, a corporation may indemnify any person who was, is, or could be a party to any suit by reason of the fact that this person is or was a director, officer, employee, or agent of the corporation, or serving at this person’s request for another corporation or entity, against expenses, claims and judgments reasonably incurred by the person in connection with the matter, if the person acted in good faith, and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. Additionally, the corporation may indemnify any person who was, is, or could be a party to any suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, against expenses, claims and judgments reasonably incurred, except that no indemnification will be provided where the person will have been adjudged to be liable to the corporation. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise, the person will be indemnified against expenses actually and reasonably incurred by the person in connection therewith. The determination of indemnification with respect to directors or officers is to be made by: (1) majority vote of the directors who are not parties to the action, even though less than a quorum; (2) a committee of the uninvolved directors designated by a majority vote of the directors, even though less than a quorum; (3) independent legal counsel in a written opinion if there are no uninvolved directors, or if the uninvolved directors so direct; or (4) the stockholders. The expenses incurred by an officer or director in defending any suit may be paid by the corporation in advance of the final disposition, upon receipt of an undertaking by or on behalf of the director or officer to repay these expenses to the corporation if it is ultimately determined that the expenses should not have been paid.

Under Maryland law, a corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that: (1) the act or omission of the director was material to the matter giving rise to the proceeding and was either committed in bad faith or was the result of active and deliberate dishonesty; (2) the director received improper personal benefits; or (3) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. The indemnification may be against judgments, penalties, fines and settlements and reasonable expenses actually incurred by the director in connection with the proceeding, but if the proceeding was one by or in the right of the corporation, indemnification may not be provided where the director was adjudged to be liable to the corporation. A director may not be indemnified in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received. Unless limited by the corporation’s charter, a director who is successful on the merits or in defense in any proceeding will be indemnified against any related expenses. The determination of whether indemnification of a director is permissible will be made by: (1) the board by a majority vote of a quorum of non-party directors, or if a quorum cannot be obtained, then by a majority vote of a non-party committee of at least two directors chosen to act on that particular matter; (2) special legal counsel selected by the board or the committee, or if the requisite quorum of either uninvolved directors or the committee cannot be obtained, then a majority of the full board may decide upon counsel; or (3) the stockholders. Reasonable expenses may be paid by the corporation in advance of the final disposition upon receipt by the corporation of a written affirmation of the director’s good faith belief that his standard of conduct necessary for indemnification by the corporation has been met, and a written undertaking by or on behalf of the director to repay the full amount if it is ultimately determined that the standard of conduct has not been met. Unless limited by the charter, indemnification will apply to officers, and may apply to employees or agents, of the corporation who are not directors. Any indemnification, or advances of expenses, if arising out of a proceeding by or in the right of the corporation, will be reported in writing to the stockholders with the notice of the next stockholders’ meeting or prior to the meeting.

Removal of Directors

Delaware Law and Maryland Law are virtually identical regarding the removal of members of the board of directors. Under Delaware Law, any director or the entire board of directors of a corporation may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors, except that, if the directors are divided into classes, then a director may not be removed without cause. Maryland Law states that, except as provided in the Maryland Law and unless the corporation’s charter provides otherwise, the stockholders of a corporation may remove any director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors.

Dividends

Delaware Law permits a corporation to pay dividends out of surplus (defined as net assets less statutory capital) or out of net profits for the current or immediately preceding fiscal year. Maryland Law restricts the payment of distributions, including dividends, if after giving effect to the distributions, the corporation would be unable to pay its debts as they became due in the usual course of business or the corporation’s total assets would be less than the sum of the total liabilities plus the amount needed to satisfy preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

Appraisal Rights

Under both Delaware Law and Maryland Law, a dissenting stockholder of a corporation participating in certain corporate transactions may, under varying circumstances, be entitled to demand and receive from the successor corporation cash in the amount of the fair value of the stockholder’s shares (as determined by a court) in lieu of the consideration the stockholder otherwise would have received in the transaction. Delaware Law does not generally require dissenters’ rights of appraisal with respect to (1) a sale of assets (unless otherwise provided in the certificate of incorporation), (2) an amendment of the certificate of incorporation (unless otherwise provided in the certificate of incorporation), (3) a merger or consolidation by a corporation, the shares of which are either listed on a national securities exchange or an interdealer quotation system by the National Association of Securities Dealers, Inc. or widely-held (i.e., by more than 2,000 stockholders), if the stockholders received shares of the surviving corporation or of another listed or widely-held corporation, or (4) stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger. Under Maryland Law, rights to receive fair value would apply: (1) if the corporation consolidates or merges, (2) if the corporation sells all or substantially all of its assets (except a transfer of assets by a corporation in the ordinary course of its business or to one or more persons if all of the equity interests of the person or persons are owned directly or indirectly by the transferor) or (3) if the corporation amends its charter in a way that would alter express contractual rights of any outstanding stock and substantially and adversely affect the existing stockholders’ rights unless the corporation’s charter reserves the right to do so. Under Maryland Law, a stockholder does not have rights to receive fair value in any transaction if the stockholder’s stock is listed on a national securities exchange or is designated as a national market system security or an interdealer quotation system by the National Association of Securities Dealers, Inc. or is designated for trading on the NASDAQ Small Cap Market or is that of the surviving corporation in a merger and the merger does not change the stock or the charter provides that stockholders are not entitled to such rights.

Stockholder Inspection Rights

The rights of stockholders of a Delaware corporation and a Maryland corporation to inspect and copy corporate records differ in certain respects. Under Delaware Law, any stockholder may, upon written demand stating the stockholder’s purpose, inspect and copy for any proper purpose the corporation’s stock ledger, list of stockholders, and its other books and records. A proper purpose is one reasonably related to the person’s interest as a stockholder. Under Maryland Law, any stockholder may inspect the bylaws, minutes of the proceedings of stockholders, annual statements of affairs, and voting trust agreements on file at the corporation’s principal office. Any stockholder may also present a written request for a statement showing all stock and securities issued by the corporation during a specified period of not more than 12 months before the date of the request, the consideration received per share or unit and the value of any consideration other than money as set forth in a resolution of the board of directors. In addition, stockholders of record who own and have owned for at least six months at least five percent of the outstanding stock of any class may inspect and copy the corporation’s books of account and its stock ledger and may request a statement of the corporation’s affairs. Accordingly, for stockholders holding less than five percent of the outstanding stock of any class, the right of inspection may be broader under Delaware Law than under Maryland Law. For some stockholders, however, the Maryland rights of inspection may be less restrictive with respect to the purpose for which the right may be exercised, and the lack of access to stockholder records under Delaware Law could result in the impairment of the stockholders’ ability to coordinate opposition to management proposals, including proposals with respect to a change in control of the corporation.

Voting Requirements for Mergers, Consolidations and Other Matters; Written Consent

Delaware Law generally requires the vote of a majority of the outstanding shares for all corporate actions requiring stockholder approval. Except as otherwise provided in the Maryland Law or a corporation’s charter, Maryland Law requires a vote of two-thirds of all stockholders entitled to vote to approve a merger, consolidation or sale of all or substantially all of the assets of a corporation.

In each case where action requires the approval of stockholders under Delaware law, such approval may be taken by written consent of the holders of the applicable necessary percentage of shares outstanding and entitled to vote unless otherwise provided in the certificate of incorporation. The Surviving Corporation’s certificate of incorporation will permit stockholder action in lieu of a meeting upon the unanimous written consent of all stockholders entitled to take the action at a meeting. Maryland law requires that written consent by stockholders in lieu of a meeting must be unanimous.

Stockholder Derivative Suits

Under Delaware Law, a stockholder may bring a derivative action on behalf of the corporation only if the stockholder was a stockholder of the corporation at the time of the transaction in question or if his or her stock thereafter devolved upon him or her by operation of law. Delaware does not have a security bonding requirement. Maryland Law does not provide explicitly for any derivative action available to stockholders.

Business Combinations With an Interested Stockholder

The Surviving Corporation will be subject to Section 203 of the Delaware Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Under Section 3-602(a) of the Maryland Law, certain “business combinations” (which may include, but are not limited to, a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation’s shares or an affiliate or associate of the corporation which, at any time within the two-year period prior to the date in question, beneficially owned 10% or more of the voting power of the corporation’s shares (an “interested stockholder”) or an affiliate thereof, are prohibited for five years after the most recent date on which the interested stockholder became an interested stockholder. Any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (b) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected, or by an affiliate or associate of the interested stockholder, unless, among other things, the corporation’s stockholders receive a minimum price (as defined in the Maryland Law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. These provisions of Maryland Law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder.

Control Share Acquisitions

The Maryland Law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the stockholders of the corporation by the vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers of the corporation or by an employee who is also a director of the corporation. “Control shares” are shares of stock which, if aggregated with all other shares of stock owned by a person, would entitle that person to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. “Control shares” do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means, subject to certain exceptions, the acquisition of, ownership of, or the power to direct the exercise of voting power with respect to “control shares.”

A person who has made or proposes to make a “control share acquisition,” upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights to be accorded the shares acquired or to be acquired in the control share acquisition. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting. If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as permitted by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the “control shares” (except those for which voting rights have previously been approved) for fair value determined, without regard to absence of voting rights for the control shares, as of the date of the last “control share acquisition” or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for “control shares” are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the stock, as determined for purposes of such appraisal rights, may not be less than the highest price per share paid in the “control share acquisition,” and certain limitations and restrictions otherwise applicable to the exercise of appraisal rights under the Maryland Law generally do not apply in the context of “control share acquisitions.”

The “control share acquisition” statute does not apply to stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or if the acquisition of the shares has been approved or exempted by a provision of the charter or bylaws of the corporation and adopted prior to the acquisition of the shares. The Company has not adopted a provision in its charter or bylaws that exempts its shares of common stock from application of the “control share acquisition” statute. Delaware law does not contain a limitation similar to the Maryland Law’s control share acquisition statute.

Liquidation and Dissolution

Under Delaware law, unless the board of directors approves the proposal to dissolve, the dissolution must be unanimously approved by all the stockholders entitled to vote thereon. If the dissolution is initially approved by the board of directors, the proposed dissolution must be approved by a simple majority of the outstanding shares of the corporation’s stock entitled to vote. Under Maryland law, a majority of the entire board of directors must adopt a resolution declaring that dissolution of the corporation is advisable and directing that the proposed dissolution be submitted for consideration at either an annual or a special meeting of the stockholders. The proposed dissolution must be approved by the stockholders of the corporation by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter or, if the corporation’s charter so provides, by a majority of all votes entitled to be cast.

Delaware

Dissolution Procedures. Under Delaware law, dissolution is effective upon the filing of a certificate of dissolution with the Delaware Secretary of State or upon such future effective date as may be set forth in the certificate of dissolution. Section 278 of the DGCL provides that a dissolved corporation continues to exist for three years after the date of dissolution for purposes of prosecuting and defending suits by or against the corporation and enabling it to settle and close its business, dispose of and convey its property, discharge its liabilities and distribute to stockholders any remaining assets, but not for the purpose of continuing the business of the corporation as a going concern. The corporation can continue to exist beyond the three year period, if ordered by a court, for the sole purpose of prosecuting or defending any action, suit or proceeding that was brought before or during the three year period after the date of dissolution, until any judgments, orders or decrees are fully executed. The powers of the directors continue during this time period in order to allow them to take the necessary steps to wind-up the business of the corporation.

Procedure for Distribution of Assets. Under Section 281(b) of the DGCL, the directors must adopt a plan of distribution within three years of the date of dissolution. The plan of distribution must provide for the payment, or make reasonable provision for the payment of claims as follows:

1.	All claims and obligations, including contingent, conditional or unmatured contractual claims, known to the corporation;

2.	All claims that are the subject of pending actions, suits or proceedings to which the corporation is a party; and

3.
All claims not made known to the corporation or that have not arisen, but based on facts known to the corporation, are likely to arise or become known to the corporation within 10 years after the date of dissolution.

Directors who comply with the statutory requirements of Delaware law in providing for claims against the corporation will have no personal liability to claimants of the corporation in connection with these matters. Any determinations made in connection with making provisions for claims identified in items number 1 and 2 also may be covered by the business judgment rule, under which a board’s decision will be accorded deference where, after reasonable investigation, disinterested directors adopt a lawful course of action which in good faith, they honestly believe will benefit the corporation. However, Delaware courts have held that whether a provision for payment is reasonable, or reasonably likely to be sufficient, is not a decision covered by the business judgment rule, but rather a question of fact to be determined by the court. If a court finds that the provision for payment was not reasonable, or reasonably likely to be sufficient, directors could be held personally liable for any deficiency.

Judicial Approval Procedures. Sections 280 and 281(a) of the DGCL provide a “safe harbor” for directors which allows them to avoid personal liability to unpaid claimants of the corporation due to distribution of assets by petitioning the Delaware Court of Chancery to determine the amount and form of security which will be reasonably likely to be sufficient to satisfy the claims identified in items number 2 and 3 above. The Delaware Court of Chancery has discretion to appoint a guardian ad litem for the unknown claimants and the related expenses will be paid by the petitioning corporation. If the court’s instructions are followed, directors will not be held personally liable to unpaid claimants of the corporation. Thus, a judicially approved plan of dissolution provides more protection for directors and may, depending on the speed at which the proceedings in the Delaware Court of Chancery progress, allow for quicker distributions of assets to stockholders.

Under Section 279 of the DGCL, upon a showing of good cause by any creditor, stockholder or director, the Delaware Court of Chancery may appoint one or more of the directors of the corporation as trustees or one or more other persons as receivers for the corporation. A court appointed trustee or receiver is a fiduciary and is subject to all of the duties and limitations that ordinarily apply to a fiduciary, including the duty of care and the duty of loyalty. Should the court decline to appoint a trustee or receiver, the directors continue to serve. Under Delaware law, a director does not become a trustee unless specifically designated by the Delaware Court of Chancery as a trustee. Like directors, receivers and trustees who properly distribute assets using a corporation prepared plan of dissolution, or who use a judicially approved plan of dissolution, are relieved of personal liability to claimants of the dissolved corporation.

Maryland

Dissolution Procedures. Under Maryland law, a corporation is dissolved when articles of dissolution are filed with and accepted for record by the SDAT. The corporation continues to exist for the purposes of paying, satisfying and discharging any existing debts or obligations, collecting and distributing its assets and doing all other acts required to liquidate and wind up its business and affairs. When the corporation is dissolved, unless and until a court appoints a receiver, the directors of the corporation become trustees of the corporation’s assets for the purpose of liquidation. The directors are vested in their capacity as trustees with full title to all the assets of the corporation. They shall collect and distribute the assets, applying them to the payment, satisfaction and discharge of existing debts and obligations of the corporation, including necessary expenses of liquidation, and distributing the remaining assets among the stockholders. Section 3-412 of the Maryland Law, provides that director-trustees may (1) notify the stockholders to prove their interests within a specified time at least 60 days after the date of the notice, (2) after that specified time has passed, distribute pro-rata shares of the assets to the stockholders who have proved their interests, while reserving the shares of those who have not proved their interests, (3) incur reasonable expenses in locating the remaining stockholders and securing proof of their interests, (4) distribute from time to time the pro-rata shares of any stockholders proving their interests since the prior distribution, and (5) no earlier than three years after the date of the original notice, make a final distribution of all surplus assets to stockholders who have proved their interests and are entitled to distribution. After final distribution, the interest of any stockholder who has not proved his interest is forever barred and foreclosed. Any assets remaining unclaimed 60 days after the final distribution are presumed abandoned and shall be reported to the abandoned property unit of the Maryland State Comptroller’s office in accordance with the Maryland Uniform Disposition of Abandoned Property Act. The director-trustees are released and discharged from all further liability in the matter on payment or delivery of all unclaimed assets to the abandoned property unit of the State Comptroller’s office.

Trustee Standard. While, to our knowledge, there is no Maryland law directly on point, we believe that, upon a dissolution, as director-trustees, directors of a Maryland corporation would be measured according to a more vigorous standard of care imposed under trust law rather than the standard of care imposed on directors under corporate law. Under Maryland trust law, in a dissolution, the directors would be charged with maintaining the corporation’s assets as a trust fund for the payment of creditors and the distribution to stockholders. Under Maryland corporate law, directors who act (1) in good faith, (2) in a manner they reasonably believe to be in the best interests of the corporation and (3) with the care that an ordinarily prudent person in a like position would use under similar circumstances are relieved from liability for their decisions. However, in a dissolution, directors may not be entitled to this protection. Furthermore, decisions made by directors acting as trustees in a dissolution may not be protected by the presumption of the business judgment rule.

Therefore, before any distributions were made to stockholders in a dissolution, provision would have to be made for the existing debts and obligations of the corporation, including any unknown claims and obligations. Potential claims against the corporation that have not arisen but might arise would have to be evaluated as part of this analysis. If a liquidation and dissolution were to be completed under Maryland law, distributions in dissolution would be made only after determining with some degree of certainty the extent of any potential claims and after setting aside an adequate amount for the contingency reserve to satisfy such claims. This determination would be especially difficult, time consuming and expensive.

VIRIUM MERGER TRANSACTION

Overview

As indicated above, on May 25, 2007, we entered into the Virium Merger Agreement pursuant to which Merger Sub, a wholly-owned subsidiary of Pharmaceuticals will merge with and into Virium NY following the Reincorporation.  The merger contemplated by the Virium Merger Agreement is subject to a variety of conditions, including, without limitation, the completion of Virium NY’s due diligence review of the Company, the effectiveness of the 1 for 23.06062 Reverse Stock Split as more fully described in Proposal 3 below, the completion of the Reincorporation, and the affirmative vote of the holders of at least ninety percent (90%) of the outstanding voting stock of Virium approving the Virium Merger, completion of a financing as set forth in the Virium Merger Agreement.  The following is a summary of the business of Virium and certain terms of the Virium Merger and the Virium Merger Agreement.  The following discussion summarizes the material terms of the Virium Merger Agreement; however, such summary is not and does not purport to be a complete statement of all of the terms and provisions of the Virium Merger Agreement and is qualified in its entirety by reference to the full text of the Virium Merger Agreement, a copy of which is attached as an exhibit to the Current Report on Form 8-K filed by the Company on June 1, 2007. The shareholders of the Company are urged to read the entire Virium Merger Agreement carefully as it is the legal document governing the Virium Merger.

Summary of Virium Merger Transaction

The following is a summary only of terms agreed upon by us and Virium NY.  It is qualified in its entirely by reference to the more detailed discussion in this Proxy Statement.

•	We will consummate the Reverse Stock Split and the Reincorporation after which we will be a Delaware corporation with no more than 330,500 shares of Common Stock outstanding;

•	Our name will change to Virium Pharmaceuticals, Inc.

•
We will issue to the shareholders of Virium NY, other than the holder of Bridge Note and Bridge Warrant (each as defined below) 9,000,000 shares of common stock or options or warrants to purchase our common stock equal to approximately 90.0% of our total outstanding common stock on a fully diluted basis (excluding the Bridge Note and Bridge Warrant);

•
We will assume the obligation of Virium NY to issue approximately 625,000 shares of common stock upon conversion of a Convertible Promissory Note, $500,000 principal amount, issued by Virium NY on May 30, 2007 and convertible at a rate of $0.80 per share of common stock (the “Bridge Note”) and the obligation of Virium NY to issue 250,000 shares of common stock at a purchase price of $1.00 per share pursuant to a five-year Common Stock Purchase Warrant issued by Virium NY on May 30, 2007 (the “Bridge Warrant”).  The terms of exercise of the Bridge Note and Bridge Warrant are subject to equitable adjustment in the case of splits, reverse splits, stock dividends and the like;

•	We will issue 700,000 shares of our common stock to Dawson James Securities, Inc. or its designees (“Dawson James”) as consideration for services rendered to us in connection with the Virium Merger;

•	Our business will become the business of Virium NY;

•	Our financial statements will become the financial statements of Virium NY; and

•	Our board will resign and the existing Virium NY management and Board will become the management and Board of Pharmaceuticals.

The Virium Merger Agreement

The Virium Merger Agreement provides for the merger of Merger Sub, a wholly-owned subsidiary of Pharmaceuticals with and into Virium NY, with Virium NY as the surviving corporation.  As a result of the Virium Merger, Virium NY will become a wholly-owned subsidiary of Pharmaceuticals.  We currently expect to issue approximately 9,000,000 shares of Pharmaceuticals common stock to the holders of Virium NY capital stock, 700,000 shares of Pharmaceuticals common stock to Dawson James and assume the obligations of Virium NY pursuant to the Bridge Note and Bridge Warrant to issue up to approximately 875,000 shares of Pharmaceuticals common stock.  Therefore, immediately following the closing of the Virium Merger, our shareholders will own approximately 3.0% of the outstanding capital stock of Pharmaceuticals (calculated on a fully diluted basis), the stockholders of Virium will own approximately 90.6% of the outstanding shares of capital stock of Pharmaceuticals (calculated on a fully diluted basis) and Dawson James will own approximately 6.4% of the outstanding shares of capital stock of Pharmaceuticals (calculated on a fully diluted basis).  In addition, pursuant to the terms of the Virium Merger Agreement, Virium NY shall pay to the Company $300,000 in cash less any amount previously paid to the Company as an advance on such amount.  As of the date hereof, Virium NY has paid $50,000 in cash advances on such amount.

The Virium Merger Agreement also provides that effective as of the closing of the Virium Merger, our current Board of Directors will resign and that the existing board of directors of Virium shall be appointed by our outgoing Board of Directors to fill the vacancies left on the Pharmaceuticals Board of Directors by virtue of such resignations.

Further, the closing of the Virium Merger Transaction will also be subject to certain conditions, including, without limitation, the following:

1.	the representations and warranties of each of the parties shall be true and correct as of the closing date;

2.	the parties shall have performed each of their respective covenants and obligations under the Virium Merger Agreement prior to the closing date;

3.	Virium NY shall have completed its due diligence review to its satisfaction;

4.	the Reverse Stock Split shall have been duly completed;

5.	the Reincorporation shall have been duly completed;

6.	each Virium NY stockholder shall have delivered a completed investment representation letter;

7.	Dawson James shall have entered into a subscription agreement with Pharmaceuticals pursuant to which Pharmaceuticals shall issue 700,000 shares of its common stock to Dawson James;

8.
definitive agreements obligating investors to acquire at least $2,000,000 of capital stock of Pharmaceuticals, subject only to the closing of the Virium Merger shall have been executed and delivered to Pharmaceuticals;

9.	Virium NY’s independent registered public accounting firm shall have completed the audit of Virium NY’s financial statements and shall have issued its opinion related thereto;

10.	the Virium Merger and the Virium Merger Agreement shall have been duly approved by holders representing at least 90% of the outstanding capital stock of Virium NY; and

11.	the stockholders of Virium NY shall have received certain opinions from our legal counsel.

In addition the Virium Merger Agreement may be terminated:

(a)	by the mutual written consent of the parties to the Virium Merger Agreement;

(b)	by either Virium NY or us if the closing has not taken place prior to August 31, 2007;

(c)	by either Virium NY or us if any court of competent jurisdiction has issued an order, judgment or decree restraining or enjoining the Virium Merger;

(d)	by Virium NY if we breach any representation, warranty or covenant in the Virium Merger Agreement or if Virium NY is not satisfied with its due diligence review; or

(e)	by us if Virium NY breaches any representation, warranty or covenant in the Virium Merger Agreement.

Be advised that if the Virium Merger is completed it will result in a change in control of the Company and substantial dilution of our existing shareholders.

Virium Pharmaceuticals, Inc., a New York Corporation

Virium NY is a specialty pharmaceutical company focused on discovering, developing and commercializing novel therapeutics with a focus on oncology. Virium NY has in-licensed opportunities for the development and possible commercialization of several oncology-related compounds and technologies in order to advance them along the regulatory and clinical pathways toward commercial approval.  These opportunities involve compounds that Virium NY management believes show promising late-stage pre-clinical or early clinical data.  Virium NY is committed to utilizing its resources to develop novel cancer therapeutics into and through the commercialization phase.  As appropriate, Virium NY intends to seek approval from the United States Food and Drug Administration (“FDA”) and other regulatory authorities for the further development and commercialization of each of its product candidates.

Virium NY also intends to screen its in-licensed molecules for activity in therapeutic areas other than oncology.  If such molecules demonstrate activity for other indications, Virium NY may seek to out-license or partner such indications with other companies.

Virium NY’s principal executive office is located at 116 Village Blvd., Suite 200, Princeton, New Jersey 08540.

Virium NY Licensed Product Candidates

The following is a summary description of each of the compounds and technologies currently in-licensed and under development by Virium NY.

VP101 Phenylbutyrate

Through agreements with the National Cancer Institute (“NCI”), Virium NY has been investigating the potential uses of VP101 in the treatment of cancer.  VP101 is an amino acid derivative commonly known as phenylbutyrate (“PB”).  PB has been used for many years for the treatment of a rare neo-natal disease, hyperammonemia (a nitrogen storage disease).  PB has also shown utility in oncology clinical trials.  Phase I studies have been carried out to elucidate the safety and pharmacokinetics of VP101, and a number of phase II studies have shown efficacy in such difficult to treat cancers as malignant glioma and advanced prostate cancer.  A notable efficacy study has been published, showing that a combination of PB with all-trans-retinoic acid produced remission in the patient who had previously been resistant to all-trans-retinoic acid.  Orphan designation for use of sodium PB as an adjunct to surgery, radiation therapy and chemotherapy for the treatment of patients with primary and recurrent malignant glioma has been received from the Office of Orphan Products Development at the FDA.  Virium NY has licensed 26 issued patents for PB.

There have been a number of NCI-sponsored clinical studies to investigate the use of VP101, including both monotherapy studies and combination studies with other drugs and therapies.   Phase I results for VP101 have shown that the drug is safe and well-tolerated even at very high doses, and is active in IV and oral dose formulations.  Phase II data has shown indications of utility for:  central nervous system cancer, particularly glioblastoma (GBM), myelodysplastic syndrome (MDS), acute myelogenous leukemia (AML), acute promyelocytic leukemia (APL), and colon cancer.  VP101 has been shown to be highly synergistic with 5-fluorouracil (advanced colorectal cancer), with docetaxel (advanced prostate cancer), and with azacitidine (MDS and AML).

Virium NY is the licensee under an exclusive Patent License Agreement with the United States Public Health Service (“PHS”) for the exclusive use of PB in PB therapy and the prevention of cancer.  Virium NY has entered into a co-development and sublicense agreement with Somanta Pharmaceuticals, Inc., a Delaware corporation (“Somanta”) pursuant to which Somanta was granted exclusive sublicense rights in Virium NY’s intellectual property rights pertaining to PB for use outside the U.S. and Canada, while Virium NY retains such rights inside the U.S. and Canada.

VP201 and Related Compounds: Novel Tubulin Binding Agents

Virium NY licensed certain patent rights and other technology from the University of Medicine and Dentistry of New Jersey (“UMDNJ”).  The licensed technology is focused on a novel class of anti-cancer drugs, generally characterized as novel tubulin binding agents as more fully described below.  Pursuant to the 2006 License Agreement, UMDNJ granted Virium NY exclusive, worldwide, royalty-bearing rights (with the right to sublicense) under specific patents claiming the novel tubulin binding agents and non-exclusive rights to use related technical information in all fields of use.

Brief Description of Technology

The microtubule system of eukaryotic cells is widely regarded as a potent target for the development of anti-cancer agents. The a- and b-tubulin heterodimer is the building block of microtubules and, as such, is the biochemical target for several clinically used chemotherapeutics. Vincristine, vinblastine, and paclitaxel (Taxol®) and other tubulin binding agents used for human cancer therapy have severe drawbacks, such as high toxicity (especially neurotoxicity), marginal oral bioavailability and poor solubility, complex synthesis or isolation procedures and, most importantly, the development of drug resistance. New simple and synthetic compounds with oral bioavailability and high therapeutic index for first- and second-line therapy are therefore highly attractive. The laboratory of Prof. William Welsh at UMDNJ has discovered a novel family of small-molecule compounds, including VP201 (discovery name TP115) that exhibit strong broad-spectrum in vitro tubulin polymerization inhibitory activity and cytotoxicity against all cancer cell lines tested thus far, including cervical, ovarian, breast, prostate, leukemia, and colon tumors and several multi-drug resistant tumors.  Structurally these compounds are notable for their low molecular weight, ease of synthesis, absence of chiral (stereochemical) centers, chemical stability, and oral activity. Consequently, these compounds represent new tubulin ligands which could be promising agents in cancer chemotherapy.

Potential Applications

The compounds embodied in Dr. Welsh’s discovery represent novel anticancer chemotherapeutic agents, similar in application to vinca alkaloids, nocodazoles and paclitaxel, yet with higher specificity, less toxicity, and improved mode of delivery. They arrest G2/M-phase cell division and may be suitable for treating malignant tumors associated with a broad spectrum of cancers (e.g., ovary, stomach, colon, breast, lung and head and neck, malignant melanoma, and leukemia). They are low molecular-weight compounds, achiral, and are easy and cheap to synthesize. Unlike paclitaxel and vinblastine, they are stable at room temperature.

Additional potential uses of this family of compounds, in addition to several cancer indications, include treatments for gout and macular degeneration, and as active agents in drug-eluting medical stents to reduce restenosis or other adverse effects.  These compounds can be used alone or in combination with other principles and classes of substances that can be used in the therapy of tumors in order to achieve additive or synergistic effects such as sensitizers for radiation therapy to arrest cells in the G2/M phase of the cell cycle. The compounds are also suitable for antiangiogenesis therapy and for treating chronic inflammatory diseases (psoriasis, arthritis).

Other Compounds and Technologies under Consideration

Virium NY is currently engaged in advanced negotiations to license other compounds and technologies that it believes to be promising development candidates.

REGULATORY APPROVALS REQUIRED

There are no federal or state regulatory requirements that we must comply with or approvals that we must obtain in connection with either the Reincorporation or the Virium Merger.

VOTE REQUIRED

The affirmative vote of two thirds of the outstanding shares of common stock of the Company is required for approval of this proposal. Shares represented at the meeting by proxy which are not voted because the shareholder has elected to abstain and broker non-votes will be counted in determining the presence of a quorum but will not be counted as “for” the election. Shares represented at the meeting by proxy for which the proxy cards have been left blank will be counted as “for” the proposal.

The Board of Directors unanimously recommends a vote FOR approval of the change of the state of incorporation from Maryland to Delaware.

PROPOSAL NO. 3

APPROVAL OF THE REVERSE STOCK SPLIT

OVERVIEW

Our Board of Directors has approved the terms of that certain Merger Agreement, dated as of May 25, 2007 (the “Virium Merger Agreement”), by and among Virium Pharmaceuticals, Inc., a New York corporation (“Virium NY”), the Company, Virium Pharmaceuticals, Inc., a Delaware corporation and direct, wholly-owned subsidiary of the Company (“Pharmaceuticals”), and Virium Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Pharmaceuticals (“Merger Sub”), pursuant to which Virium will merge with and into Merger Sub with Virium as the surviving corporation (the “Virium Merger”). (For more information, see “Virium Merger Transaction” under Proposal No. 2.)  The consummation of the Virium Merger is subject to certain conditions, including obtaining the approval of the Company’s stockholders at the annual meeting of a 23.06062-to-1 reverse stock split (the “Reverse Stock Split”), obtaining the approval of the Company’s stockholders of a merger of the Company with and into Pharmaceuticals, with Pharmaceuticals as the surviving entity (the “Reincorporation”) (stockholder approval for the Reincorporation is requested in Proposal No. 2 above), effecting the Reverse Stock Split and consummating the Reincorporation.

Our Board of Directors has approved, subject to stockholder approval, an amendment to the Company’s Articles of Incorporation to effect the Reverse Stock Split, as a result of which the Company will have no more than 300,000 shares of common stock issued and outstanding immediately prior to the closing of the Merger, excluding up to 500 shares which may be issued in connection with rounding up fractional shares and up to 30,000 shares which may be issued in connection with rounding up non-round lots resulting from the Reverse Stock Split.  A copy of the proposed Articles of Amendment is attached as Exhibit D to this proxy statement. The Company stockholders are urged to read the Articles of Amendment carefully as it is the legal document that governs the amendment of the Company’s Articles of Incorporation. Approval of this proposal is required to consummate the Virium Merger.

By approving this proposal, the Company’s stockholders will authorize the Company’s Board of Directors to file the Articles of Amendment with SDAT. The Reverse Stock Split will become effective upon filing of the Articles of Amendment. The Company intends to effect the Reverse Stock Split immediately prior to the consummation of the Reincorporation and immediately prior to the consummation of the Virium Merger. Although we are asking for stockholder approval of this proposal, if for any reason the Virium Merger is not approved or it does not appear that the Virium Merger will be consummated, this proposal may not be implemented.

REASONS FOR THE REVERSE STOCK SPLIT

The Reverse Stock Split is a condition to the closing under the Virium Merger Agreement.  By reducing the number of outstanding shares of the Company common stock via a Reverse Stock Split prior to effecting the  Virium Merger, the parties will be able to achieve the negotiated post-merger ownership percentages.  The approval of the Reverse Stock Split by our stockholders is a condition precedent to the Virium Merger.  Therefore, if the Reverse Stock Split is not approved by the stockholders, the Virium Merger will not be consummated.

EFFECTS OF THE REVERSE STOCK SPLIT

After the effective date of the proposed Reverse Stock Split, each stockholder will own a reduced number of shares of the Company common stock. The proposed Reverse Stock Split will affect all of the Company’s existing stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split results in any of the Company’s stockholders owning a fractional share or having their shares rounded up to a round lot as described below. Proportionate voting rights and other rights and preferences of the holders of the Company common stock will not be affected by the proposed Reverse Stock Split, other than as a result of the rounding of fractional shares and rounding up to round lots as described below.  However, the Company does not intend to effect the Reverse Stock Split if the consummation of the Virium Merger is not immanent. The subsequent effectiveness of the Virium Merger will result in substantial dilution to the Company’s stockholders.

The number of stockholders of record will not be affected by the proposed Reverse Stock Split. Although the proposed Reverse Stock Split by itself will not affect the rights of stockholders or any stockholder’s proportionate equity interest in the Company, subject to the treatment of fractional shares and round lots, the proportion of authorized but unissued shares of common stock will be increased, because the Reverse Stock Split affects only the issued and outstanding shares, but not the authorized shares. This will increase the ability of the Company’s Board of Directors to issue shares without further stockholder action. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of common stock. The effective increase in the number of authorized but unissued shares of common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s Articles of Incorporation or Bylaws.

Currently, the Company, prior to the approval of the other proposals within this proxy statement, is authorized to issue up to a total of 10,000,000  shares of capital stock, consisting of 10,000,000  shares of common stock, par value $.01 per share.   The Reverse Stock Split will not affect the number of authorized shares of common stock, so that the total number of authorized shares of capital stock will remain unchanged.  The par value of the Company common stock would remain unchanged at $0.01 per share as well. Based on the number of issued and outstanding shares of common stock as of the record date, which is 6,918,186, a total of 3,081,814 shares of common stock are authorized but unissued immediately prior to the Reverse Stock Split.

After completion of the Reverse Stock Split and closing of the Virium Merger, no more than 300,000 shares of the Company common stock would be issued and outstanding, plus up to 500 shares which may be issued in connection with rounding up fractional shares and up to 30,000 shares which may be issued in connection with rounding up non-round lots resulting from the Reverse Stock Split, leaving approximately 9,700,000 shares of the Company common stock authorized and unissued, unallocated and unreserved.

If the Reverse Stock Split is approved by our stockholders and consummated, our capitalization will change as follows:

Common Stock Capitalization Prior to the Reverse Stock Split:
Authorized for Issuance:	10,000,000
Outstanding:	6,918,186
Authorized and Unreserved for Issuance:	3,081,814

Common Stock Capitalization Following the Reverse Stock Split:
Authorized for Issuance:	10,000,000
Outstanding (approximate):	300,000
Authorized and Unreserved for Issuance:	9,700,000

Except as otherwise disclosed herein, the Company’s Board of Directors does not have any definite plans with regard to these remaining authorized shares of the Company’s common stock following effectiveness of the proposals, although they may be used for fundraising purposes through the further sale and issuance of such shares.

EFFECTIVE DATE

If approved at the Company’s annual meeting, the proposed Reverse Stock Split would become effective immediately prior to the Reincorporation and the closing of the Virium Merger and as of the date of filing of Articles of Amendment to the Company’s Articles of Incorporation with SDAT, which would occur as soon as practicable following the annual meeting. Except as explained below with respect to fractional shares and odd lots, on the effective date of the Reverse Stock Split, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with Reverse Stock Split ratio described above. The Reverse Stock Split is a condition of the Merger. In the event that the Merger is terminated, the Company does not intend to complete the Reverse Stock Split.

ROUNDING OF FRACTIONAL SHARES

No fractional shares of common stock will be issued as a result of the proposed Reverse Stock Split. All fractional shares will be rounded up to the next whole share such that stockholders who otherwise would be entitled to receive a fractional share will be entitled to receive, in lieu of such fractional share, one whole share of the post-Reverse Stock Split common stock.

ROUNDING UP OF ODD LOTS

In order to ensure that the capitalization of the Company meets the negotiated requirements under the Virium Merger Agreement, any person that owns an amount of shares of the Company’s common stock prior to the Reverse Stock Split that would otherwise result in the amount of post Reverse Stock Split shares issued to such person to be less than 100 shares in the aggregate upon application of the Reverse Stock Split ratio shall receive 100 shares of common stock in lieu of the lesser number that such person would otherwise have received.

EXCHANGE OF STOCK CERTIFICATES

As soon as practicable after the effective date, stockholders will be notified that the Reverse Stock Split has been affected. The Company’s transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for certificates representing post-Reverse Stock Split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Company. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Stockholders  should not destroy any stock certificate and should not submit any certificates until requested to do so.

ACCOUNTING CONSEQUENCES

The proposed Reverse Stock Split will not affect the par value of the Company common stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on the Company balance sheet attributable to the common stock will be reduced in proportion to the exchange ratio selected by the Company’s Board of Directors in the manner described above. The per share net income or loss and net book value of the Company common stock will be increased because there will be fewer shares of the Company common stock outstanding. The Company does not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

NO DISSENTERS’ RIGHTS

Under the Maryland General Corporation Law, the Company’s stockholders are not entitled to dissenters’ rights with respect to the proposed amendment to the Company’s Articles of Incorporation to affect the Reverse Stock Split, and the Company will not independently provide the Company’s stockholders with any such rights.

CERTAIN MATERIAL FEDERAL U.S. INCOME TAX CONSEQUENCES OF
THE REVERSE STOCK SPLIT

The following is a summary of certain material United States federal income tax consequences of the Reverse Stock Split. The following discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended, or the Code, treasury regulations promulgated under the Code, Internal Revenue Service, or IRS, rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively.

The Company has not sought and will not seek any rulings from the IRS or opinions from counsel with respect to the United States federal income tax consequences discussed below. The discussion below does not in any way bind the IRS or the courts or in any way constitute an assurance that the United States federal income tax consequences discussed herein will be accepted by the IRS or the courts. The tax treatment of a stockholder may vary depending on such stockholder’s particular situation or status. This discussion is limited to stockholders who hold their common stock as capital assets and it does not address aspects of United States federal income taxation that may be relevant to stockholders who are subject to special treatment under United States federal income tax laws, such as dealers in securities, financial institutions, insurance companies, tax-exempt entities, persons holding common stock as part of a hedge, straddle or other risk reduction transaction, and persons that are subject to loss disallowance rules with respect to their common stock. In addition, the discussion does not consider the effect of any applicable foreign, state, local or other tax laws, or estate or gift tax considerations or the alternative minimum tax.

HOLDERS OF COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS AND OF CHANGES IN APPLICABLE TAX LAWS.

CONSEQUENCES TO THE COMPANY STOCKHOLDERS WHO RECEIVE COMMON STOCK
IN THE REVERSE STOCK SPLIT

The Company intends to treat the exchange of new common stock for existing common stock in the Reverse Stock Split as a recapitalization under Section 368(a)(1)(E) of the Code. Accordingly, a stockholder who receives only new common stock in exchange for the stockholder’s existing common stock should not recognize taxable gain or loss as a result of the Reverse Stock Split, should have a tax basis in its common stock received in the Reverse Stock Split equal to its tax basis in its existing common stock, and should include its holding period in its existing common stock in its holding period for the new common stock received in the Reverse Stock Split.  Following the Virium Merger, the Company’s stockholders will own a smaller percentage of the Company’s outstanding common stock.

RISKS ASSOCIATED WITH THE REVERSE SPLIT

If approved and implemented, the Reverse Stock Split could result in some stockholders owning “odd-lots” of less than 100 common shares of our stock on a post-consolidation basis. Although stockholders that would otherwise hold less than 100 shares of common stock following the Reverse Stock Split will receive exactly 100 shares and will therefore not hold an odd-lot, other holders may hold an odd lot in addition to the other shares that they receive upon implementation of the Reverse Stock Split.  Odd lots may be more difficult to sell, or require greater transaction costs per share to sell than shares in “even-lots” of even multiples of 100 shares.  In addition, if the Reverse Stock Split and then the Merger is approved and consummated, the original stockholders of the Company will own a significantly smaller percentage of the new company’s outstanding stock.  If the Company’s stockholders do not approve this Proposal No. 3, the Company cannot proceed with the Virium Merger.

VOTE REQUIRED

The affirmative vote of two thirds of the outstanding shares of common stock of the Company is required for approval of this proposal. Shares represented at the meeting by proxy which are not voted because the shareholder has elected to abstain and broker non-votes will be counted in determining the presence of a quorum but will not be counted as “for” the proposal. Shares represented at the meeting by proxy for which the proxy cards have been left blank will be counted as “for” the election.

The Board of Directors unanimously recommends a vote FOR approval of Proposal No. 3.

STOCKHOLDER PROPOSALS

The deadline for providing us with timely notice of any stockholder proposal to be submitted outside of the Rule 14a-8 process for consideration at our 2008 annual meeting of stockholders, referred to as the 2008 meeting in this proxy statement, will be December 31, 2007.  As to all such proposals which we do not have notice on or prior to December 31, 2007, discretionary authority shall be granted to the persons designated in our proxy related to the 2008 meeting to vote on such proposals.  In addition, the Rule 14a-8 requirements applicable to inclusion of stockholder proposals in our proxy materials related to the 2008 meeting require that a stockholder proposal regarding the 2008 meeting must be submitted to us at our office located at 2960 N. Swan Rd., Suite 300, Tucson, AZ 85712, attn: Secretary on or prior to December 31, 2007 to receive consideration for inclusion in our proxy materials for the 2008 meeting.  Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.

FORWARD-LOOKING STATEMENTS

This Proxy Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act.  Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” and other similar expressions.  In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.

We wish to caution readers that these forward-looking statements are only predictions and that our business is subject to significant risks.  The factors discussed herein, and other important factors, in some cases have affected, and in the future could affect, our actual results and could cause our actual results to differ materially from those expressed in any forward-looking statements made by us or on our behalf.  These risks include, but are not limited to:

•	our inability to implement our business strategy;

•	our inability to consummate the Virium Merger;

•	our inability to consummate the Reincorporation and the Reverse Stock Split; and

•	our inability to identify new investors.

You should read this Proxy Statement completely and with the understanding that our actual future results may be materially different from what we expect.  We qualify all of the forward-looking statements in this Proxy Statement by these cautionary statements.

DOCUMENTS INCORPORATED BY REFERENCE

The Company has voluntarily filed annual, quarterly and current reports, proxy statements and other information with the SEC; however, the Company is not subject to the SEC’s reporting requirements, and it may discontinue the filing of such reports at any time.

The following document that the Company filed with the SEC, as well as all other reports filed with the SEC (File No. 1-8964), are incorporated by reference in this Proxy Statement.  The 2006 Annual Report on Form 10-KSB contains our audited financial statements and “Management’s Discussion and Analysis or Plan of Operation.”

SEC Filing	Filing Date

Annual Report on Form 10-KSB	April 17, 2007

You may also read and copy any reports, statements and other information the Company files at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, DC 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operations of the Public Reference Room.  The Company’s SEC filings are also available on the SEC’s Internet site (http://www.sec.gov).  Except as otherwise provided herein, this web site is not intended to be incorporated by reference in this Proxy Statement.  Reference to this web site is intended to be an inactive textual reference.

EACH PERSON SOLICITED HEREUNDER CAN OBTAIN A COPY OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE, INCLUDING OUR ANNUAL REPORT ON FORM 10-KSB, AND ALL AMENDMENTS THERETO, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006 WITHOUT CHARGE, EXCEPT FOR EXHIBITS TO THE ANNUAL REPORT, BY SENDING A WRITTEN REQUEST TO: F. DALE MARKHAM, 2960 N. SWAN RD., SUITE 300, TUCSON, AZ 85712.

By Order of the Board of Directors,

/s/ F. Dale Markham
Name: F. Dale Markham
Title: Chairman
Tucson, AZ
___________, 2007

EXHIBITS

Exhibit A – Merger Agreement, dated as of July 13, 2007, by and between Virium Pharmaceuticals, Inc., a Delaware corporation and REIT Americas, Inc., a Maryland corporation

Exhibit B – Certificate of Incorporation of Virium Pharmaceuticals, Inc., a Delaware corporation

Exhibit C – Bylaws of Virium Pharmaceuticals, Inc., a Delaware corporation

Exhibit D – Articles of Amendment to Articles of Incorporation of REIT Americas, Inc.

EXHIBIT A

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Merger Agreement”), is entered into as of July 13, 2007, between REIT Americas, Inc., a Maryland corporation (“RAI”), and Virium Pharmaceuticals, Inc., a Delaware corporation and wholly-owned subsidiary of RAI (“Subsidiary”).

Recitals:

WHEREAS, RAI is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland with authorized capital stock consisting of 10,000,000 shares of common stock, $0.01 par value per share (the “Maryland Common Stock”);

WHEREAS, Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with authorized capital stock consisting of 100,000,000 shares of common stock, $0.001 par value per share (the “Delaware Common Stock”), and 20,000,000 shares of preferred stock, $0.001 par value per share;

WHEREAS, the Board of Directors of RAI has determined that, for purposes of effecting the reincorporation of RAI in the State of Delaware, it is advisable and in the best interests of RAI and the holders of shares of Maryland Common Stock (the “RAI Shareholders”) for RAI to merge with and into Subsidiary upon the terms and conditions set forth herein;

WHEREAS, the respective Boards of Directors of RAI and Subsidiary have authorized and approved the merger of RAI with and into Subsidiary subject to and upon the terms and conditions of this Merger Agreement, and have approved the terms of this Merger Agreement and directed that it be executed by the undersigned officers and submitted to the RAI Shareholders and the stockholder of the Subsidiary for their approval; and

WHEREAS, it is the intention of RAI and Subsidiary that the merger be a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, for and in consideration of the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.
THE MERGER

Section 1.1. Merger of RAI into Subsidiary. At the Effective Time (as defined in Section 2.1), RAI shall merge with and into Subsidiary in accordance with the Maryland General Corporation Law (the “Maryland Law”) and the General Corporation Law of the State of Delaware (the “Delaware Law”).

The separate existence of RAI shall thereupon cease and Subsidiary shall be the surviving corporation (hereinafter referred to as the “Surviving Corporation”) and shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of RAI and Subsidiary (together referred to as the “Constituent Corporations”); and all the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations, on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they had been of the several and respective Constituent Corporations, and the title to any real estate vested by deed or otherwise, under the laws of the State of Delaware, in either of such Constituent Corporations shall not revert or be in any way impaired by reason of the Delaware Law; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thereafter attach to the Surviving Corporation and may be enforced against it to the same extent as if those debts, liabilities and duties had been incurred or contracted by it. All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of RAI, the RAI Shareholders, the Board of Directors of RAI and committees thereof, and the officers and agents thereof which were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as acts, plans, policies, agreements, arrangements, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to RAI. The employees and agents of RAI shall become the employees and agents of Subsidiary and continue to be entitled to the same rights and benefits which they enjoyed as employees and agents of RAI. The requirements of any plans or agreements of RAI involving the issuance or purchase by RAI of certain shares of its capital stock shall be satisfied by the issuance or purchase of a like number of shares of the Surviving Corporation. The subsidiaries of RAI shall become the subsidiaries of the Surviving Corporation.

ARTICLE II.
EFFECTIVE TIME; EFFECT OF MERGER

Section 2.1.   Effective Time. The Merger shall become effective on the date the Articles of Merger are filed by with the State Department of Assessment and Taxation of Maryland, or the date a Certificate of Ownership and Merger is filed with the Secretary of State of the State of Delaware, whichever filing occurs last (the “Effective Time”).

Section 2.2.   Effects of the Merger. At the Effective Time, the Merger shall have the effects specified in the Maryland Law, the Delaware Law and this Merger Agreement.

Section 2.3.   Certificate of Incorporation and Bylaws. At the Effective Time, the Certificate of Incorporation and the Bylaws of Subsidiary, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation.

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Section 2.4.   Directors and Officers. At the Effective Time, the directors and officers of RAI in office at the Effective Time shall retain their positions as the directors and officers, respectively, of the Surviving Corporation, each of such directors and officers to hold office, subject to the applicable provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation and the Delaware law, until his or her successor is duly elected or appointed and shall qualify, or until his or her earlier death, resignation or removal.

Section 2.5.   Change of Name. At the Effective Time, Virium Pharmaceuticals, Inc., the name set forth in Paragraph First of the Subsidiary’s Certificate of Incorporation, shall be the name of the Surviving Corporation.

ARTICLE III.
CONVERSION AND EXCHANGE OF STOCK

Section 3.1.   Conversion.

(a)   Shares. At the Effective Time, each share of Maryland Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the merger and without any action on the part of the holder thereof, be converted into and become one share of Delaware Common Stock.  The parties acknowledge and agree that the Effective Time shall occur following consummation of a 23.06062 to 1 reverse stock split (the “Reverse Stock Split”) with respect to the Maryland Common Stock and that the number of shares of Delaware Common Stock to be received by each holder of Maryland Common Stock shall reflect the effectiveness of such Reverse Stock Split.

(b)   Cancellation. At the Effective Time, each share of Delaware Common Stock issued and outstanding immediately prior to the Effective Time and held by RAI shall be canceled without any consideration being issued or paid therefor.

(c)   Stock Awards. At the Effective Time, each stock option, restricted stock award or other stock appreciation right (each, a “Stock Award”) of RAI then outstanding, whether vested or unvested, exercisable or unexercisable, without any action on the part of the holder thereof shall be converted into a Stock Award of the Surviving Corporation with respect to an equivalent number of shares of Delaware Common Stock.

Section 3.2.   Exchange of Certificates. At the Effective Time, stock certificates representing Maryland Common Stock (as adjusted pursuant to the Reverse Stock Split) will automatically represent an equal number of shares of Delaware Common Stock. At any time after the Effective Time, the holders of Delaware Common Stock represented by certificates issued prior to the Effective Time, will be entitled, upon request, and surrender of such certificates, to the Surviving Corporation, to receive in exchange therefor a new stock certificate evidencing ownership of the same number of shares of Delaware Common Stock. If any new certificate is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate or other writing so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Surviving Corporation or its transfer agent any transfer or other taxes required by reason of the issuance of a certificate representing shares of Delaware Common Stock in any name other than that of the registered holder of the certificate surrendered, or otherwise required, or shall establish to the satisfaction of the transfer agent that such tax has been paid or is not payable.

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ARTICLE IV.
MISCELLANEOUS

Section 4.1.   Amendment. This Merger Agreement may be amended, modified or supplemented, in whole or in part, at any time prior to the Effective Time with the mutual consent of the respective Boards of Directors of RAI and Subsidiary to the full extent permitted under applicable law.

Section 4.2.   Notices. All communication hereunder shall be in writing and, sent by mail, or by facsimile as set forth below:

If to RAI to:

REIT Americas, Inc.
2960 N. Swan Rd., Suite 300
Tucson, AZ 85712

with copies to:

Blank Rome LLP
1200 North Federal Highway
Suite 417
Boca Raton, FL 33432
Attn: Bruce C. Rosetto, Esq.
Fax: (561) 417-8186

If to Subsidiary to:

Virium Pharmaceuticals, Inc.
c/o REIT Americas, Inc.
2960 N. Swan Rd., Suite 300
Tucson, AZ 85712

Section 4.3.   Abandonment; Postponement. At any time prior to the Effective Time, this Merger Agreement may be terminated and the Merger may be abandoned by the respective Boards of Directors of RAI or Subsidiary, or the consummation of the Merger may be postponed for a reasonable period of time, without any action of the RAI Shareholders or stockholders of Subsidiary, notwithstanding the approval of this Merger Agreement by the RAI Shareholders or Board of Directors of either RAI or Subsidiary.

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Section 4.4.   Further Assurances. If at any time after the Effective Time of the Merger, the Surviving Corporation shall consider that any assignments, transfers, deeds or other assurances in law are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to any property or rights of RAI, RAI and its directors and officers holding office at the Effective Time shall execute and deliver such documents and do all things necessary and proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation, and the officers and directors of the Surviving Corporation are fully authorized in the name of RAI or otherwise to take any and all such action.

Section 4.5.   Counterparts. This Merger Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. In the event that any signature is delivered by facsimile or other means of electronic image transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronically transmitted signature page were an original thereof.

Section 4.6.   Governing Law. This Merger Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws of such state.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties to this Merger Agreement have executed this Merger Agreement on and as of the day first written above.

REIT AMERICAS, INC.

By:	/s/ F. Dale Markham
Name: F. Dale Markham
Title: President

VIRIUM PHARMACEUTICALS, INC.

By:	/s/ F. Dale Markham
Name: F. Dale Markham
Title: President

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EXHIBIT B

CERTIFICATE OF INCORPORATION
OF
VIRIUM PHARMACEUTICALS, INC.

FIRST:  The name of the corporation is: Virium Pharmaceuticals, Inc. (the “Corporation”).

SECOND:  The Corporation is organized pursuant to the General Corporation Law of the State of Delaware (“Delaware Law”). The registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, County of New Castle, Wilmington, Delaware 19808, and the name and address of its registered agent for service of process is Corporation Service Company, 2711 Centerville Road, Suite 400, County of New Castle, Wilmington, Delaware 19808.

THIRD:   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under Delaware Law, and the Corporation shall have all powers necessary to engage in such acts or activities, including, but not limited to, the powers enumerated in Delaware Law.

FOURTH: (a)   Capital Stock. The total number of shares of stock that the corporation shall have authority to issue is One Hundred and Twenty Million (120,000,000) shares of capital stock consisting of One Hundred Million (100,000,000) shares of common stock, $0.001 par value per share, and Twenty Million (20,000,000) shares of preferred stock, $0.001 par value per share (the “Preferred Stock”).

  (b)   Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series.  The Board of Directors of the Corporation (the “Board of Directors”) is authorized to determine, alter or eliminate any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any series of Preferred Stock, and to fix, alter, or reduce the number of shares comprising any such series (but not below the number of such shares then outstanding) and the designation thereof, or any of them, and to provide for rights and terms of redemption or conversion of the shares of any such series in accordance with Delaware Law.

FIFTH:   The name and mailing address of the sole incorporator is as follows:

Frederick D. Brock, Esq.
Wiggin and Dana LLP
400 Atlantic Street
P.O. Box 110325
Stamford, CT  06911-0325

SIXTH:   (a)   The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, the number of directors to be determined pursuant to the Bylaws of the Corporation.

(b)   There shall be no cumulative voting in the election of directors.

(c)   Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

(d)   Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director.

SEVENTH:   Special meetings of the stockholders may be called only by the Board of Directors, pursuant to a resolution approved by a majority of the full Board of Directors.

EIGHTH:   In furtherance, and not in limitation, of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, make, alter or repeal the Bylaws of the Corporation.

NINTH:      (a)   A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

 (b)   Indemnification.

(i)   Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this Article NINTH shall be a contract right, and shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law, provided that, if Delaware Law requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article NINTH or otherwise.

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(ii)  The Corporation may, by action of the Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

 (c)   The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Delaware Law.

    (d)   The rights and authority conferred in this Article NINTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

    (e)   Neither the amendment nor repeal of this Article NINTH, nor the adoption of any provision of this Certificate of Incorporation or the By-laws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this Article NINTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

TENTH: The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by Delaware Law and, except as otherwise provided in Article NINTH, all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.

IN WITNESS WHEREOF, this Certificate of Incorporation has been executed by the Sole Incorporator on this 3rd day of May, 2007.

By:	/s/ Frederick D. Brock
Frederick D. Brock, Esq.
Sole Incorporator

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EXHIBIT C

Virium Pharmaceuticals, Inc.

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BY-LAWS

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ARTICLE I

OFFICES

Section 1. The registered office shall be in the State of Delaware.

Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. All meetings of the stockholders for the election of directors shall be held in the offices of the corporation, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect a board of directors by a plurality vote, which may or may not be by written ballot as determined by the board of directors, and transact such other business as may properly be brought before the meeting.

Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the annual meeting (i) by or at the direction of the chairman of the meeting or (ii) by any stockholder who is a holder of record at the time of the giving of the notice provided for in this Section 3, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 3.  For business properly to be brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. To be in proper written form, a stockholder’s notice to the secretary shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business; (iii) the class or series and number of shares of the corporation which are beneficially owned by the stockholder; (iv) any material interest of the stockholder in such business; and (v) if the stockholder intends to solicit proxies in support of such stockholder’s proposal, a representation to that effect.  The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of his or her intention to present a proposal at an annual meeting and such stockholder’s proposal has been included in a proxy statement that has been prepared by management of the corporation to solicit proxies for such annual meeting; provided, however, that if such stockholder does not appear or send a qualified representative to present such proposal at such annual meeting, the corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation.  Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 3.  The chairman of an annual meeting may refuse to permit any business to be brought before an annual meeting which fails to comply with the foregoing procedures or, in the case of a stockholder proposal, if the stockholder solicits proxies in support of such stockholder’s proposal without having made the representation required by clause (v) of the third preceding sentence.

Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the certificate of incorporation, may be called by the chairman of the board or president and shall be called by the chairman of the board, president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.  Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

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Section 6. (a) Any holder or holders of record of capital stock requesting the corporation to call a special meeting of stockholders pursuant to Section 5 of this Article I (collectively, the “Initiating Stockholder”) shall deliver or mail written notice of such request to the secretary of the corporation at its principal executive offices (the “Notice”).  The Notice shall contain all the information that would be required in a notice to the secretary given pursuant to Section 3 of this Article I in connection with an annual meeting of stockholders.

(b) Within 14 days after the secretary’s receipt of the Notice from the Initiating Stockholder containing all the information required by subsection (a) of this Section 6, the board of directors shall fix a record date for determining the stockholders of record entitled to join in the request for the calling of the special meeting of stockholders.  Such record date shall not be earlier than the date on which the board of directors fixes the same and shall not be later than 30 days after such date.  Only holders of record of common stock on the record date shall be entitled to join in the request.  The corporation shall give prompt written notice of the fixing of the record date to the Initiating Stockholder.  If stockholders of record on the record date owning of record on such date at least a majority of the outstanding capital stock entitled to vote deliver or mail written requests to the secretary of the corporation at its principal executive offices that the corporation call the special meeting, the corporation shall promptly appoint an inspector to perform a ministerial review of, and render a report to the corporation and the Initiating Stockholder concerning, the validity of such requests and any revocations thereof. The inspector will be instructed to perform such review and render such report promptly. The corporation shall not be required to call the special meeting until the inspector has rendered such report and certified in writing to the corporation and the Initiating Stockholder that valid, unrevoked requests for the calling of the special meeting were received from stockholders of record on the record date owning of record on such date at least a majority of the outstanding capital stock entitled to vote.  Nothing contained in this subsection (b) shall be construed to mean or imply that the board of directors or any stockholder shall not be entitled to contest the validity of any written request or revocation thereof, whether before or after certification by the inspector, through court proceedings or otherwise.  Any dispute as to whether or not the corporation is required to call the special meeting of stockholders will be resolved through appropriate court proceedings, in which the corporation will request the court to resolve the dispute as expeditiously as possible.

(c) Notwithstanding any other provision of these by-laws, no written request to call a special meeting of stockholders shall be effective unless, within 70 days after the record date fixed pursuant to subsection (b) of this Section 6, the corporation has received such written requests from stockholders of record on such record date owning on such date at least a majority of the outstanding voting capital stock.

(d) The record date for determining the stockholders of record entitled to vote at a special meeting called pursuant to this Section 6 shall be fixed by the board of directors, but shall not be later than 14 days after it is determined that the corporation is required to call such meeting. Written notice of the meeting shall be mailed by the corporation to stockholders of record on such record date within 10 days after the record date (or such longer period as may be necessary for the Corporation to file its proxy materials with, and receive and respond to the comments of, the Securities and Exchange Commission), and the meeting will be held within 50 days after the date of mailing of the notice, as determined by the board of directors.

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(e) The business to be conducted at a special meeting called pursuant to this Section 6 shall be limited to the business set forth in the Notice and such other business or proposals as the board of directors shall determine and shall be set forth in the notice of meeting. The board of directors or the chairman of the board of directors may determine rules and procedures for the conduct of the meeting.

Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy and which has actually voted shall decide any question brought before such meeting, unless the question is one upon which by express provision of law or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 10. Except as otherwise provided by law or by the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

Section 11. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of law, the meeting and vote of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken; or if the certificate of incorporation authorizes the action to be taken with the written consent of the holders of less than all of the stock who would have been entitled to vote upon the action if a meeting were held, then on the written consent of the stockholders having not less than such percentage of the number of votes as may be authorized in the certificate of incorporation; provided that in no case shall the written consent be by the holders of stock having less than the minimum percentage of the vote required by law for the proposed corporate action, and provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

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Section 12. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. Any stockholders of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secretary, request the board of directors to fix a record date. The board of directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the board of directors within ten (10) days following the receipt of such a request, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of stockholders meetings are recorded, to the attention of the secretary of the corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors, and prior action by the board of directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.

Section 13. In advance of any meeting of stockholders, the board of directors may appoint three or more inspectors of election, who need not be stockholders, as to the matters to be submitted to a vote at any such meeting. The inspectors of election shall (i) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, (ii) receive votes or ballots, (iii) hear and determine all challenges and questions arising in any way in connection with the right to vote, (iv) count and tabulate all votes and (v) determine and report to the meeting the results. The inspectors shall take an oath that they will perform their duties impartially, in good faith, and to the best of their ability and as expeditiously as is practical. In the absence of appointment by the board of directors, the inspectors may be appointed by the chairman of the board or the president.

Section 14. At each meeting of the stockholders, the chairman of the board or, in the absence of the chairman of the board, the chief executive officer or, in the absence of the chairman of the board and the chief executive officer, such person as shall be selected by the board of directors shall act as chairman of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

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ARTICLE III

DIRECTORS

Section 1.  The number of directors which shall constitute the whole board of directors shall be as may be determined from time to time by the board of directors. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

Section 2.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold-office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by law. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board of directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. Any director of the corporation may be removed by the stockholders at any time, with or without cause, by majority vote of the outstanding shares entitled to vote thereon, or by the board of directors, with cause, at any meeting thereof called for the purpose.

Section 3.  The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

THE CHAIRMAN OF THE BOARD

Section 4.   The board of directors may choose a chairman of the board who shall hold the position until his or her successor is chosen and qualifies and who may be removed from his or her position at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in the position of chairman of the board may be filled by the board of directors. The chairman of the board shall preside at all meetings of the board of directors and stockholders, and shall have such other powers and duties as may from time to time be prescribed by the board of directors, upon written directions given to him or her pursuant to resolutions duly adopted by the board of directors. The chairman of the board shall not be an officer of the corporation.

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THE VICE CHAIRMAN OF THE BOARD

Section 5. The board of directors may choose a vice chairman of the board who shall hold the position until his or her successor is chosen and qualifies and who may be removed from his or her position at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in the position of vice chairman of the board may be filled by the board of directors. The vice chairman of the board shall perform the duties of the chairman of the board in the absence of the chairman or in the event of his or her inability or refusal to act, and also shall perform such other duties as the board of directors may from time to time prescribe. The vice chairman of the board shall not be an officer of the corporation.

MEETINGS OF THE BOARD OF DIRECTORS

Section 6. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 7. The first meeting of each newly elected board of directors shall be held without other notice than this by-law immediately after and at the same place as the annual meeting of stockholders. In the event such meeting is not held at said time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors or as shall be specified in a written waiver signed by all the directors.

Section 8. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 9. Special meetings of the board of directors for any purpose or purposes may be called by the chairman of the board or president, and the chairman of the board, president or the secretary shall call a special meeting upon request of two directors. If given personally, by telephone or by facsimile, the notice shall be given at least the day prior to the meeting. Notice may be given by mail if it is mailed at least five days before the meeting. In the event of an emergency which in the judgment of the chairman of the board or president requires immediate action, a special meeting may be convened without notice, consisting of those directors who are immediately available by telephone and can be joined in the meeting by conference telephone. The actions taken at such a meeting shall be valid if at least a quorum of the directors participates either personally or by conference telephone.

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Section 10. At all meetings of the board, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by law or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 11. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

COMMITTEES OF DIRECTORS

Section 12. The board of directors may, by resolution passed by a majority of the whole board, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation. The board of directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except as otherwise provided by law, any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Unless otherwise prescribed by the board of directors, a majority of the members of the committee shall constitute a quorum for the transaction of business, and the act of a majority of members present at a meeting at which there is a quorum shall be the act of such committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

Section 13. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

COMPENSATION OF DIRECTORS

Section 14. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

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NOMINATION OF DIRECTORS

Section 15.  Nominations for the election of directors may be made by the board of directors or a committee of the board of directors or by any stockholder entitled to vote for the election of directors. Nominations by the board of directors or a committee of the board of directors may be made by oral or written notice delivered to the secretary of the corporation by any officer or director on behalf of the board of directors or committee at any time prior to or at any meeting of the stockholders at which directors are to be elected. Each notice of nomination of directors by the board of directors or a committee of the board of directors shall set forth the names of the nominees.  Nominations by stockholders shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the secretary of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to (i) any meeting (other than an annual meeting) at which directors are to be elected, appointed or designated or, (ii) in the case of an annual meeting, the anniversary of the previous year’s annual meeting; provided, however, if, (x) in the case of an annual meeting, the annual meeting is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than sixty (60) days after such anniversary date or, (y) in the case of any other meeting, less than 100 days’ notice of the meeting is given to stockholders, then notice by the stockholder must be delivered to the corporation no later than the later of the close of business ninety (90) days prior to such meeting or the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was first made by the corporation (and in no event shall the public announcement of an adjournment of the meeting commence a new time period for a giving of a stockholder’s notice under this Section 15).  To be in proper written form, a stockholder’s notice to the secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 15. The chairman of any meeting of stockholders of the corporation may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

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ARTICLE IV

NOTICES

Section 1. Whenever, under the provisions of law or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by facsimile.

Section 2. Whenever any notice is required to be given under the provisions of law or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE V

OFFICERS

Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a secretary and a treasurer. The board of directors may also choose a chief executive officer, a chief operating officer, a chief financial officer, a controller, one (1) or more vice-presidents, and one (1) or more assistant secretaries, assistant treasurers and assistant controllers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.  The board of directors may also appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, a secretary and a treasurer.

Section 3.  The compensation of all officers and agents of the corporation shall be fixed by the board of directors.

Section 4.  The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

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THE PRESIDENT

Section 5.  The president shall have responsibility for the general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect, and in the absence of the chairman of the board and the vice chairman of the board or in the event of their inability or refusal to act shall preside at all meetings of the stockholders and the board of directors.

Section 6.  The president shall possess the power to sign all certificates, contracts and other instruments which may be authorized by the board of directors, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

CHIEF EXECUTIVE OFFICER

Section 7.  The board of directors may from time to time appoint a chief executive officer who shall, subject to the control of the board of directors, have responsibility for the general supervision of all aspects of the business of the corporation and corporate development, expansion and contraction and long-range planning of the corporation, including, without limitation, the acquisition, development and disposition of facilities necessary to implement the foregoing. The chief executive officer shall have and exercise such further powers and duties as may be specifically delegated or vested in him or her from time to time by these by-laws or by the board of directors. He or she shall possess the power to sign all certificates, contracts and other instruments which may be authorized by the board of directors, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The chief executive officer may combine his duties with those of any other office assigned to him or her by the board of directors.

CHIEF OPERATING OFFICER

Section 8. The board of directors may from time to time appoint a chief operating officer who shall, subject to the control of the board of directors, have responsibility for the operations and functioning of the corporation’s operating units and programs and the allocation among the corporation’s operating units and programs of other officers and principal executive personnel of the corporation. The chief operating officer shall also perform such other duties and have such other powers as may be assigned to him or her by the board of directors. He or she shall possess the power to sign all certificates, contracts and other instruments which may be authorized by the board of directors, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The chief operating officer may combine his duties with those of any other office assigned to him or her by the board of directors.

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CHIEF FINANCIAL OFFICER

Section 9. The board of directors may from time to time appoint a chief financial officer who shall, subject to the control of the board of directors, have responsibility for the corporation’s finances and financial planning, the allocation among the corporation’s operating units and programs of the corporation’s financial resources and the corporation’s internal accounting, auditing and financial controls. The chief financial officer shall also perform such other duties and have such other powers as may be assigned to him or her by the board of directors. He or she shall possess the power to sign all certificates, contracts and other instruments which may be authorized by the board of directors, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The chief financial officer may combine his duties with those of any other office assigned to him or her by the board of directors.

VICE-PRESIDENT(S)

Section 10. In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there be more than one (1) vice-president, the vice-presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. They shall possess the power to sign all certificates, contracts and other instruments which may be authorized by the board of directors, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 11. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he or she shall be. The secretary shall have custody of the corporate seal of the corporation and he or she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 12. The assistant secretary, or if there be more than one (1), the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

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THE TREASURER AND ASSISTANT TREASURERS

Section 13. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

Section 14. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

Section 15. If required by the board of directors, the treasurer shall give the corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 16. The assistant treasurer, or if there shall be more than one (1), the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 17. The treasurer shall have the custody of the accounting records of the corporation and shall keep full and accurate accounts of the financial condition and results of operations of the corporation in books belonging to the corporation and shall maintain the accounting and internal control systems of the corporation and implement the corporation’s policies and procedures with respect to internal accounting and auditing and financial controls.

Section 18. The treasurer shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, financial statements reflecting the results of operations and financial condition of the corporation.

THE CONTROLLER AND ASSISTANT CONTROLLERS

Section 19. The controller and assistant controller, or if there shall be more than one (1), the assistant controllers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall perform such duties and have such other powers as the board of directors may from time to time prescribe.

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ARTICLE VI

INDEMNIFICATION

Section 1. Indemnification in Actions Other Than in an Action by or in the Right of the Corporation.  To the full extent permitted by Delaware law from time to time in effect and subject to the provisions of Section 3 of this Article, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than by or in the right of the corporation) by reason of the fact that h or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2. Indemnification in Actions by or in the Right of the Corporation.  To the full extent permitted by Delaware law from time to time in effect and subject to the provisions of Section 3 of this Article, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Determination of Conduct.  Any indemnification under Sections 1 and 2 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in said Sections 1 and 2. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (compensated by the corporation) in a written opinion, or (iii) by the stockholders.

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Section 4. Right to Payment of Expenses.  To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 5. Payment of Expenses in Advance.  Expenses incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Section 6. Non-Exclusivity.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 7. Insurance.  The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article or of Section 145 of the Delaware General Corporation Law.

Section 8. Rights to Continue.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 9. Conditional Indemnification for Certain Proceedings.  Notwithstanding anything in this Article to the contrary, no director, officer, employee or agent shall be entitled to indemnification pursuant to this Article in connection with any action, suit or proceeding initiated by such person unless the board of directors has authorized or consented to the initiation of such action, suit or proceeding.

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ARTICLE VII

CERTIFICATES OF STOCK

Section 1. Certificates representing shares of stock of the corporation shall be in such form as shall be determined by the board of directors, subject to applicable legal requirements. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such holder in the corporation.

Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

Section 2. Where a certificate is countersigned (i) by a transfer agent other than the corporation or its employee, or (ii) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

LOST CERTIFICATES

Section 3. The secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the secretary may, in his or her sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFERS OF STOCK

Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

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FIXING RECORD DATE

Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be (i) more than sixty (60) nor less than ten (10) days before the date of such meeting, (ii) more than ten (10) days after nor at any time before the date upon which the resolution fixing the record date is adopted by the board of directors with respect to any consent to corporate action without a meeting or (iii) more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as, the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII

GENERAL PROVISIONS

DIVIDENDS

Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

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CHECKS

Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

Section 4. The fiscal year of the corporation begins on the first day of January and ends on the thirty-first day of December in each year.

SEAL

Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE IX

AMENDMENTS

Section 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting.

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EXHIBIT D

ARTICLES OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
REIT AMERICAS, INC.

Pursuant to Section 2-602 of the General Corporation Law of the State of Maryland (the “MGCL”), REIT Americas, Inc. (hereinafter called the “Corporation”), organized and existing under and by virtue of the MGCL, does hereby certify as follows:

FIRST:   The Board of Directors of the Corporation by the unanimous written consent of its members dated July 3, 2007 adopted resolutions declaring it advisable that the Corporation amend the Articles of Incorporation of the Corporation (the “Articles”) as set forth herein (the “Amendment”) and submitted the Amendment to the stockholders of the Corporation for consideration.

SECOND:   At the annual meeting of the stockholders on ______, 2007, the stockholders of the Corporation approved the Amendment.

THIRD:   The Certificate is hereby amended as follows:

The existing ARTICLE V of the Articles are hereby amended by adding the following at the end thereof:

“Section 4.  Effective upon the filing hereof (the “Effective Time”), each 23.06062 shares of Common Stock of the Corporation, $0.01 par value per share (the “OldCommon Stock”), issued and outstanding immediately prior to the Effective Time shall be converted and exchanged into one (1) share of Common Stock (the “Reverse Stock Split”) of the Corporation, $0.01 par value per share (the “New Common Stock”), without any further action by the holders of such shares of Old Common Stock, including whether or not certificates representing such shares of Old Common Stock are surrendered to the Corporation or its transfer agent, providedthat any holder of Old Common Stock who holds an amount of shares of Old Common Stock prior to the Reverse Stock Split that would result in the aggregate number of New Common Stock shares issued to such holder being less than one-hundred (100) shares without giving effect to this proviso (each such holder, a “Non-Round Lot Holder”) shall have the number of shares such Non-Round Lot Holder would otherwise receive as a result of the Reverse Stock Split rounded up to one-hundred (100) such that the shares held by any Non-Round Lot Holder shall be converted and exchanged into an aggregate of one-hundred (100) shares of New Common Stock following the Reverse Stock Split.  No fractional shares shall result from the Reverse Stock Split and any fractional share of New Common Stock that would be deemed to be held of record by any holder of New Common Stock upon the Reverse Stock Split shall be rounded up to the nearest whole number.  Each stock certificate representing shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been combined; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled.”

FOURTH:   These Articles of Amendment shall become effective immediately upon the filing hereof.

IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Corporation, does file these Articles of Amendment, hereby declaring and certifying that the facts herein stated are true and accordingly has hereunto set his hand this ____ day of ____________, 2007.

REIT AMERICAS, INC.

Name:
Title:

2

REVOCABLE PROXY

REIT AMERICAS, INC.
Annual Meeting of Stockholders – August 20, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Mr. Bruce C. Rosetto and Mr. James R. Sellers and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned to appear at the Annual Meeting of Stockholders (the “Annual Meeting”) of REIT Americas, Inc. (the “Company”) to be held at the offices of Blank Rome, LLP located at 1200 North Federal Highway, Suite 417, Boca Raton, FL  33432, on August 20, 2007 at 4:30 p.m. EDT, and at any postponement or adjournment thereof, and to vote all of the shares of common stock, par value $.01 per share, of the Company which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present.  The undersigned directs this proxy to vote as indicated on the reverse side of this proxy card.

THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED.  IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, THE PERSONS NAMED HEREIN INTEND TO VOTE FOR THE ELECTION OF THE DIRECTORS NAMED HEREIN, FOR PROPOSAL NO. 2 AND FOR PROPOSAL NO. 3.  IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

THE PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY.  DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE COMPANY’S PROXY STATEMENT.

(Continued and to be signed on reverse side)

The Board of Directors recommends a VOTE “FOR” the proposals listed below.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: [X]

1.	To elect 6 directors, each for a 1 year term, to serve until his or her successor is duly elected and qualified, as more fully described in the accompanying proxy statement.
NOMINEES:
☐ FOR ALL NOMINEES	m Grady P. Hunter m F. Dale Markham m James C. Marshall m N. Jane Nelson m Michael D. Schmidt

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instruction below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:  [●]

2.
To approve the Reincorporation of the Company into the State of Delaware through a merger with a newly formed, wholly-owned Delaware subsidiary and the terms of the definitive agreements related thereto.

☐ FOR ☐ AGAINST ☐ ABSTAIN
3.
To approve a 23.06062-to-1 reverse stock split (the “Reverse Stock Split”) of our outstanding common stock, as a result of which we will have no more than 300,000 shares of common stock issued and outstanding, excluding up to 500 shares which may be issued in connection with rounding up fractional shares and up to 30,000 shares which may be issued in connection with rounding up non-round lots resulting from the Reverse Stock Split;

☐ FOR ☐ AGAINST ☐ ABSTAIN
4.	In their discretion, the proxies are authorized to vote on any other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Should the undersigned be present and choose to vote at the Annual Meeting or at any postponement or adjournment thereof, and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of such attorneys or proxies shall be terminated and shall have no force and effect.  This proxy may also be revoked by filing a written notice of revocation with the Secretary or by duly executing a proxy bearing a later date.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement relating thereto, and the 2006 Annual Report.

NOTE: Please sign exactly as your name or names appear on this proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

Date:____________________________________________, 2007

______________________________________________________
Signature(s)

______________________________________________________

______________________________________________________

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

ANNUAL MEETING OF STOCKHOLDERS OF

REIT AMERICAS, INC.

August 20, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.